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As filed with the Securities and Exchange Commission on August 6, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LIN Television Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4833 (Primary Standard Industrial Classification Number)	13-3581627 (I.R.S. Employer Identification Number)

Guarantors Listed on Schedule A Hereto
(Exact name of Registrant as Specified in its charter)

One West Exchange Street, Suite 5A Providence, Rhode Island 02903 (401) 454-2880 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)	Richard J. Schmaeling
Senior Vice President and Chief Financial Officer
LIN TV Corp.
One West Exchange Street, Suite 5A
Providence, Rhode Island 02903
(401) 454-2880
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With a copy to:

David H. Engvall, Esq.
Covington & Burling LLP
1201 Pennsylvania Avenue, N.W.
Washington, D.C. 20004
(202) 662-6000

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this registration statement becomes effective.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

          Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

          Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

8 3/8% Senior Notes due 2018	$200,000,000	100%	$200,000,000(1)	$14,260(2)

Guarantees of 8 3/8% Senior Notes due 2018	N/A	N/A	N/A	(3)

(1)
Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933.

(2)
Calculated based upon the book value of the securities to be received by the Registrant in the exchange in accordance with Rule 457(f)(2).

(3)
In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of the securities being registered.

          The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A

GUARANTORS*

Exact Name of Co-Registrant Guarantor as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number
LIN TV Corp.	Delaware	4833	05-0501252
Indiana Broadcasting, LLC	Delaware	4833	05-0496718
KXAN, Inc.	Delaware	4833	13-2670260
KXTX Holdings, Inc.	Delaware	4833	05-0481599
LIN of Alabama, LLC	Delaware	4833	20-3347776
LIN of Colorado, LLC	Delaware	4833	20-3347854
LIN of New Mexico, LLC	Delaware	4833	20-3347886
LIN of Wisconsin, LLC	Delaware	4833	20-3347936
LIN Television of Texas, Inc.	Delaware	4833	05-0481602
LIN Television of Texas, L.P.	Delaware	4833	05-0481606
North Texas Broadcasting Corporation	Delaware	4833	13-2740621
Primeland, Inc.	Delaware	4833	37-1023233
TVL Broadcasting, Inc.	Delaware	4833	75-2676358
TVL Broadcasting of Rhode Island, LLC	Delaware	4833	52-2368799
WAVY Broadcasting, LLC	Delaware	4833	05-0496719
WDTN Broadcasting, LLC	Delaware	4833	52-2368795
WIVB Broadcasting, LLC	Delaware	4833	05-0496720
WOOD License Co., LLC	Delaware	4833	05-0496721
WOOD Television, Inc.	Delaware	4833	06-1506282
WTNH Broadcasting, Inc.	Delaware	4833	05-0481600
WUPW Broadcasting, LLC	Delaware	4833	52-2368784
WWHO Broadcasting, LLC	Delaware	4833	05-0615511
WWLP Broadcasting, LLC	Delaware	4833	52-7115298

*
Each Guarantor has the same principal executive office and agent for service as LIN Television Corporation.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated                        , 2010

PROSPECTUS

LIN Television Corporation

Offer to Exchange $200,000,000 8 3/8% Senior Notes due 2018

        We are offering to exchange, on the terms and subject to the conditions described in this prospectus and the accompanying letter of transmittal, 8 3/8% Senior Notes due 2018 that we have registered under the Securities Act of 1933 for all of our outstanding unregistered 8 3/8% Senior Notes due 2018. We refer to these registered notes as the new notes and all outstanding unregistered 8 3/8% Senior Notes due 2018 as the old notes.

        We are offering the new notes in order to satisfy our obligations under the registration rights agreement entered into in connection with the private placement of the old notes. In the exchange offer, we will exchange an equal principal amount of new notes that are freely tradable for all old notes that are validly tendered and not validly withdrawn. The exchange offer expires at 5:00 p.m., Eastern time, on            , 2010, unless extended. You may withdraw tenders of outstanding old notes at any time prior to the expiration of the exchange offer and, if not previously accepted for exchange, after            , 2010. We will accept for exchange any and all old notes validly tendered and not withdrawn prior to the expiration of the exchange offer.

        The exchange offer is subject to the conditions discussed under "The exchange offer—Conditions to the exchange offer," including, among other things, the effectiveness of the registration statement of which this prospectus forms a part.

        The exchange of old notes for new notes in the exchange offer generally will not be a taxable event for U.S. federal income tax purposes. We will not receive any proceeds from the exchange offer.

        The old notes are, and the new notes will be, guaranteed by our parent, LIN TV Corp., and all of our direct and indirect domestic subsidiaries that are not immaterial subsidiaries. The old notes and related guarantees are, and the new notes and related guarantees will be, our and the guarantors' senior unsecured obligations, ranking equally in right of payment with our and the guarantors' existing and future senior indebtedness and ranking senior to all of our and the guarantors' existing and future subordinated indebtedness, including our 6 1/2% senior subordinated notes due 2013. The new notes and related guarantees will be structurally subordinated to all of the liabilities and preferred stock of any of our subsidiaries that do not in the future guarantee the new notes.

        The terms of the new notes are identical in all material respects to the terms of the old notes, except that the new notes are registered under the Securities Act of 1933 and, therefore, the transfer restrictions applicable to the old notes will not apply to the new notes, except in limited circumstances, and the new notes will not have rights to additional interest or registration rights.

        The new notes will not be listed on any national securities exchange. Currently, there is no public market for the old notes. As of the date of this prospectus, $200.0 million in aggregate principal amount of old notes are outstanding.

        See "Risk factors" beginning on page 12 for a discussion of certain risks that you should consider in connection with an investment in the new notes.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the new notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2010.

        We are incorporating by reference into this prospectus important business and financial information that is not included in or delivered with this prospectus. In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it.

        We are offering to sell the new notes only in places where offers and sales are permitted.

        You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

        The information incorporated herein by reference is available without charge to holders upon written or oral request. Requests should be directed to LIN Television Corporation, One West Exchange Street, Suite 5A, Providence, Rhode Island 02903, Attention: Secretary; Telephone: (401) 454-2880. In order to ensure timely delivery of such documents, holders must request this information no later than five business days before the date they must make their investment decision. Accordingly, any request for documents should be made by            , 2010 to ensure timely delivery of the documents prior to the expiration of the exchange offer.

i

Market and industry related data

        Market and industry data and forecasts used in this prospectus have been obtained from independent industry sources as well as from research reports prepared for other purposes. Although we believe these third-party sources to be reliable, we have not independently verified the data obtained from these sources. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus.

Special note about forward-looking statements

        This prospectus and the documents we incorporate by reference in this prospectus contain certain forward-looking statements with respect to our financial condition, results of operations and business. All of these forward-looking statements are based on estimates and assumptions made by our management, which, although we believe them to be reasonable, are inherently uncertain. Therefore, you should not place undue reliance upon such forward-looking statements. We cannot assure you that any of such statements will be realized and it is likely that actual results may differ materially from those contemplated by such forward-looking statements. Factors that may cause such differences include:

  •
  volatility and disruption of the capital and credit markets and further adverse changes in the national and local economies in which our stations operate;

  •
  volatility and periodic changes in our advertising revenues;

  •
  restrictions on our operations due to, and the effect of, our significant indebtedness;

  •
  our ability to continue to comply with financial debt covenants dependent on cash flows;

  •
  LIN TV Corp.'s guarantee of the note issued to General Electric Capital Corporation in connection with the formation of our joint venture with NBC Universal;

  •
  effects of complying with accounting standards, including with respect to the treatment of our intangible assets;

  •
  increases in our cost of borrowings or inability or unavailability of additional debt or equity capital;

  •
  increased competition, including from newer forms of entertainment and entertainment media, or changes in the popularity or availability of programming;

  •
  increased costs, including increased news and syndicated programming costs and increased capital expenditures as a result of acquisitions or necessary technological enhancements;

  •
  effects of our control relationships, including the control that HM Capital Partners LLC ("HMC") and its affiliates have with respect to corporate transactions and activities we undertake;

  •
  adverse state or federal legislation or regulation or adverse determinations by regulators, including adverse changes in, or interpretations of, the exceptions to the Federal Communications Commission ("FCC") duopoly rule and allocation of broadcast spectrum;

  •
  declines in the domestic advertising market;

  •
  further consolidation of national and local advertisers;

  •
  global or local events that could disrupt television broadcasting;

  •
  risks associated with acquisitions, including integration of acquired businesses;

  •
  changes in television viewing patterns, ratings and commercial viewing measurement;

  •
  changes in our television network affiliation agreements;

  •
  changes in our retransmission consent agreements;

  •
  seasonality of the broadcast business due primarily to political advertising revenues in even years; and

  •
  impact of union activity, including possible strikes or work stoppages or our inability to negotiate favorable terms for contract renewals.

        Many of these factors are beyond our control. Forward-looking statements contained herein speak only as of the date hereof. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements, to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For further information or other factors which could affect our financial results and such forward-looking statements, see "Risk factors."

Incorporation by reference

        This prospectus includes through incorporation by reference certain of the reports and other information that we have filed with the Securities and Exchange Commission (the "SEC"). This means that we are disclosing important information to you by referring you to those documents. The information that we later file with the SEC is incorporated by reference herein and will automatically update and supersede this information. We incorporate by reference the documents listed below that we or LIN TV Corp. ("LIN TV") have filed with the SEC and any future filing that we or LIN TV make with the SEC (other than any portions of such filing that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of filing of the initial registration statement relating to the offering of the new notes and prior to the termination of such offering:

  •
  our and LIN TV's Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 15, 2010, as amended by our Amendment to Annual Report on Form 10-K/A for the year ended December 31, 2009, filed with the SEC on June 2, 2010 (the "2009 Form 10-K");

  •
  our and LIN TV's Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on April 27, 2010;

  •
  our and LIN TV's Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed with the SEC on July 29, 2010 (the "Second Quarter 2010 Form 10-Q");

  •
  LIN TV's definitive proxy statement on Schedule 14A, filed with the SEC on April 12, 2010; and

  •
  our and LIN TV's Current Reports on Form 8-K, filed with the SEC on April 1, 2010, April 15, 2010 and May 17, 2010.

        You may request a copy of any documents incorporated by reference herein at no cost by writing or telephoning us at:

LIN Television Corporation
One West Exchange Street, Suite 5A
Providence, Rhode Island 02903
Attention: Secretary
Telephone: (401) 454-2880

        Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus. In order to ensure timely delivery of documents, holders must request this information no later than five business days before the date they must make their investment decision. Accordingly, any request for documents should be made by            , 2010 to ensure timely delivery of the documents prior to the expiration of the exchange offer.

Summary

        The following summary may not contain all of the information that you should consider before investing in our notes and should be read in conjunction with the more detailed information, financial statements and related notes appearing elsewhere in or incorporated by reference in this prospectus. References in this prospectus to "LIN Television," the "Company," "we," "us" or "our" refer to LIN Television Corporation ("LIN Television") only and, unless the context indicates otherwise, not to our parent company, LIN TV, or any of LIN Television's subsidiaries.

Our company

        We are a local television and digital media company, owning, operating or servicing 32 television stations and interactive television station and niche web sites in 17 U.S. markets. Our highly-rated stations deliver superior local news and community stories, along with top-rated sports and entertainment programming, to 8% of U.S. television homes, reaching an average of 9.7 million households per week. All of our television stations are affiliated with a national broadcast network. We are a leader in the convergence of local broadcast television and the Internet through our television station web sites and a growing number of local interactive initiatives and Internet-based products and services. Our stations are primarily located in the top 75 Designated Market Areas as measured by Nielsen Media Research.

        We provide free, over-the-air broadcasts of our programming 24 hours per day to the communities we are licensed to serve. We are committed to serving the public interest by providing free daily local news coverage, making public service announcements and providing advertising time to political candidates.

        We seek to have the largest local media presence in each of our local markets by combining strong network and syndicated programming with leading local news, and by pursuing our multi-channel strategy. This multi-channel strategy enables us to increase our audience share by operating multiple stations on multiple platforms in the same market. We currently deliver content over the air, on-line and on mobile applications. We also operate multiple stations in 11 of our markets.

        LIN TV was incorporated on February 11, 1998, and LIN Television, a wholly-owned subsidiary of LIN TV, was incorporated on June 18, 1990. Our corporate offices are located at One West Exchange Street, Suite 5A, Providence, Rhode Island 02903.

Joint venture with NBC Universal

        We also hold an approximately 20% equity interest in a joint venture with NBC Universal, which owns the remaining 80% equity interest, that is a limited partner in a business that owns an NBC affiliate in Dallas and an NBC affiliate in San Diego. The joint venture is the obligor on an $815.5 million note (the "GECC Note") held by General Electric Capital Corporation ("GECC"), which LIN TV has guaranteed. Upon an event of default under the GECC Note, GECC's only recourse would be to the joint venture, our equity interest in the joint venture and, after exhausting all remedies against the assets of the joint venture and the other equity interests in the joint venture, to LIN TV pursuant to its guarantee of the payment of principal and interest on the GECC Note. LIN TV's guarantee of the GECC Note is structurally subordinated to the notes being offered hereby and our other debt obligations.

        The following chart provides an overview of our investment in the NBC Universal joint venture within our corporate structure. All amounts shown are as of June 30, 2010.

Corporate Organizational Structure

*
Guaranteed by LIN TV.

        For more information on LIN TV's guarantee of the GECC Note, see our 2009 Form 10-K, Second Quarter 2010 Form 10-Q, and "Risk factors—Risks associated with our business activities—The GECC Note could result in significant liabilities, including (i) requiring us to make short-term cash payments to the NBC Universal joint venture to fund interest payments, and (ii) potentially giving rise to an acceleration of our existing indebtedness, which would cause such existing indebtedness to become immediately due and payable."

The exchange offer

Background	On April 12, 2010, we completed a private placement of our outstanding, unregistered old notes. In connection with that private placement, we entered into a registration rights agreement in which we agreed to deliver this prospectus to you and to make an exchange offer.
The exchange offer

We are offering to exchange up to $200.0 million aggregate principal amount of our new notes, which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for up to $200.0 million aggregate principal amount of our old notes, on the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, which we refer to as the "exchange offer." You may tender old notes only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The old notes we are offering to exchange hereby were issued under an indenture dated as of April 12, 2010.

Resale of new notes

Based on interpretations of the SEC staff in no-action letters issued to third parties, we believe that you may resell and transfer the new notes issued pursuant to the exchange offer in exchange for old notes without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

• you are acquiring the new notes in the ordinary course of your business,
• you have no arrangement or understanding with any person to participate in the distribution of the new notes within the meaning of the Securities Act,
• you are not an affiliate, as defined in Rule 405 under the Securities Act, of ours, and
• if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the new notes.

If you fail to satisfy any of these conditions, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with resales of the new notes, unless an exemption therefrom is available to you.

Broker-dealers that acquired old notes directly from us, but not as a result of market-making activities or other trading activities, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with resales of the new notes.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer in exchange for old notes that it acquired as a result of market-making or other trading activities must deliver a prospectus in connection with any resale of the new notes and provide us with a signed acknowledgement of this obligation.

Consequences if you do not exchange your old notes

Old notes that are not tendered in the exchange offer or are not accepted for exchange will continue to bear legends restricting their transfer. You will not be able to offer or sell the old notes unless:

• an exemption from the registration requirements of the Securities Act is available to you,
• we register the resale of old notes under the Securities Act, or
• the transaction requires neither an exemption from nor registration under the requirements of the Securities Act.
After the completion of the exchange offer, we will no longer have an obligation to register the old notes, except in limited circumstances.
Expiration date	5:00 p.m., Eastern time, on , 2010, unless we extend the exchange offer.
Conditions to the exchange offer	Our obligation to consummate the exchange offer is conditioned upon:
• the effectiveness of the registration statement of which this prospectus forms a part,
• no stop order suspending the effectiveness of the registration statement having been issued,
• no proceedings for that purpose having been instituted or be pending or, to our knowledge, be contemplated or threatened by the SEC, and
• other limited, customary conditions, which we may waive. For example, we are not obligated to complete the exchange offer if:
• the exchange offer, or the making of any exchange by a holder, violates, in our reasonable judgment, any applicable law, rule or regulation or any applicable interpretation of the staff of the SEC,

•       any action or proceeding shall have been instituted or threatened with respect to the exchange offer which, in our reasonable judgment, would impair our ability to proceed with the exchange offer, or

• we have not obtained any governmental approval which we, in our reasonable judgment, consider necessary for the completion of the exchange offer as contemplated by this prospectus.
Procedures for tendering old notes	If you wish to accept the exchange offer, you must deliver to the exchange agent:

•       either a completed and signed letter of transmittal or, for old notes tendered electronically, an agent's message from The Depository Trust Company ("DTC"), stating that the tendering participant agrees to be bound by the letter of transmittal and the terms of the exchange offer,

• your old notes, either by tendering them in certificated form or by timely confirmation of book-entry transfer through DTC, and
• all other documents required by the letter of transmittal.

These actions must be completed before the expiration of the exchange offer. If you hold old notes through DTC, you must comply with its standard procedures for electronic tenders, by which you will agree to be bound by the letter of transmittal.

By signing, or by agreeing to be bound by, the letter of transmittal, you will be representing to us that:
• you will be acquiring the new notes in the ordinary course of your business,
• you have no arrangement or understanding with any person to participate in the distribution of the new notes within the meaning of the Securities Act,
• you are not an affiliate, as defined in Rule 405 under the Securities Act, of ours, and
• if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the new notes.
See "The exchange offer—Procedures for tendering."
Guaranteed delivery procedures for tendering old notes

If you cannot tender your old notes by the expiration date or you cannot deliver your old notes, the letter of transmittal or any other documentation to comply with the applicable procedures under DTC standard operating procedures for electronic tenders in a timely fashion, you may tender your notes according to the guaranteed delivery procedures set forth under "The exchange offer—Guaranteed delivery procedures."

Special procedures for beneficial holders

If you beneficially own old notes which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should contact that registered holder promptly and instruct that person to tender on your behalf. If you wish to tender your old notes in the exchange offer on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either arrange to have the old notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Withdrawal rights

You may withdraw your tender of old notes at any time prior to 5:00 p.m., Eastern Time, on the expiration date for the exchange offer and, if not previously accepted for exchange, after            , 2010. Any withdrawn old notes will be credited to the tendering holder's account at DTC or, if the withdrawn old notes are held in certificated form, will be returned to the tendering holder. We will accept for exchange any and all old notes validly tendered and not withdrawn prior to the expiration of the exchange offer.

Appraisal rights	You do not have any appraisal or dissenters' rights in connection with the exchange offer.
Tax considerations	The exchange of old notes for new notes pursuant to the exchange offer generally will not be a taxable event for U.S. federal income tax purposes. See "Certain U.S. federal income tax considerations."
Use of proceeds	We will not receive any proceeds from the exchange or the issuance of new notes in connection with the exchange offer.
Exchange agent

The Bank of New York Mellon Trust Company, N.A. is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are set forth below under "The exchange offer—Exchange agent."

The new notes

        The form and terms of the new notes are the same as the form and terms of the old notes, except that:

  •
  the new notes will be registered under the Securities Act and will therefore not bear legends restricting their transfer, and

  •
  specified rights under the registration rights agreement, including the provisions providing for registration rights and the payment of additional interest in specified circumstances, will be limited or eliminated.

        The new notes will evidence the same indebtedness as the old notes and will rank equally with the old notes. The same indenture will govern both the old notes and the new notes. We refer to the old notes and the new notes together in this prospectus as the "notes." Unless the context otherwise requires, when we refer to the old notes, we also refer to the guarantees associated with the old notes, and when we refer to the new notes, we also refer to the guarantees associated with the new notes.

        The following is a brief summary description of the material terms of the new notes. For a more complete description of the terms of the new notes, see "Description of the notes" below.

Issuer	LIN Television Corporation, a Delaware corporation.
New notes offered	Up to $200.0 million aggregate principal amount of 8 3/8% Senior Notes due 2018. The new notes we are offering hereby will be issued under an indenture dated as of April 12, 2010.
Maturity	April 15, 2018.
Interest payment dates
April 15 and October 15, commencing on October 15, 2010. Interest accrued through the expiration date of the exchange offer on old notes that are exchanged will be paid to holders of record of the new notes on the next regular payment date.
Guarantees
The new notes will be guaranteed, jointly and severally, on a senior unsecured basis, by our parent, LIN TV, and our direct and indirect, existing and future domestic restricted subsidiaries that are not immaterial subsidiaries. As of the issue date for the new notes, all of our direct and indirect subsidiaries will be guarantors of the new notes.

The subsidiary guarantors and LIN TV also guarantee all of our obligations under our senior secured credit facility and our 6 1/2% senior subordinated notes due 2013 and our 6 1/2% senior subordinated notes due 2013—Class B, which we refer to collectively in this prospectus as the 6 1/2% senior subordinated notes. See "Description of the notes—Guarantees of the notes."

Ranking	The new notes will be unsecured and will rank senior in right of payment to any existing and future subordinated indebtedness, including our 6 1/2% senior subordinated notes, will rank pari passu in right of payment with all of our existing and future senior indebtedness, including our senior secured credit facility, and will be structurally subordinated to all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries (other than indebtedness and liabilities owed to us or one of our guarantor subsidiaries). The new notes will also be effectively subordinated to our senior secured indebtedness, including debt outstanding under our senior secured credit facility, to the extent of the value of our assets securing such indebtedness.

As of June 30, 2010, the aggregate principal amount of our outstanding senior secured indebtedness was approximately $47.3 million outstanding under our senior secured credit facility (and we were able to incur an additional $40.0 million of indebtedness under our senior secured credit facility), and the aggregate principal amount of our outstanding senior subordinated indebtedness was $413.0 million outstanding under our 6 1/2% senior subordinated notes. As of such date, liabilities reflected on our consolidated balance sheet, including indebtedness and other liabilities such as trade payables and accrued expenses, were approximately $940.0 million.
Optional redemption
On or after April 15, 2014, we may redeem some or all of the new notes at any time at the redemption prices specified under "Description of the notes—Optional redemption" plus accrued and unpaid interest, if any, to the date of redemption.

Before April 15, 2014, we may redeem some or all of the new notes at a redemption price equal to 100% of the principal amount of each note to be redeemed plus a make-whole premium described in "Description of the notes—Optional redemption" plus accrued and unpaid interest, if any, to the date of redemption.

In addition, at any time prior to April 15, 2013, we may redeem up to 35% of the new notes with the net cash proceeds from specified equity offerings at a redemption price equal to 108.375% of the principal amount of each note to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption. See "Description of the notes—Optional redemption."
The new notes will not be subject to any sinking fund provision.

Change of control, asset sales	Upon the occurrence of a change of control, we will be required to make an offer to repurchase the new notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase. See "Description of the notes—Change of control."

If we sell assets under certain circumstances, we will be required to make an offer to purchase the new notes at their face amount, plus accrued and unpaid interest, if any, to the purchase date. See "Description of the notes—Certain covenants—Limitation on asset sales."
Certain covenants	The indenture governing the new notes will restrict our ability and the ability of our restricted subsidiaries to, among other things:
• incur certain additional indebtedness and issue preferred stock;
• make certain dividends, distributions, investments and other restricted payments;
• sell certain assets;
• agree to any restrictions on the ability of restricted subsidiaries to make payments to us;
• create certain liens;
• merge, consolidate or sell substantially all of our assets; and
• enter into certain transactions with affiliates.
These covenants are subject to important exceptions and qualifications described under "Description of the notes."
No prior market
The new notes will be new securities for which there is no market. The new notes will not be listed on any securities exchange or included in any automated quotation statement. No assurance can be given as to the liquidity of or trading market for the new notes. For more information, see "Risk factors—Risks related to the new notes—If an active trading market does not develop for the new notes, you may be unable to sell the new notes or to sell them at a price you deem sufficient."

Risk factors

        Prospective investors should carefully consider all of the information set forth, or incorporated by reference, in this prospectus and, in particular, should evaluate the specific factors set forth under "Risk factors" for risks involved with an investment in the new notes.

Summary historical financial and other data

        Set forth below is summary consolidated financial data of LIN TV and LIN Television for each of the six-month periods ended June 30, 2010 and 2009 and for each of the three years in the period ended December 31, 2009. The summary financial data as of June 30, 2010 and for the six-month periods ended June 30, 2010 and 2009 is derived from unaudited condensed consolidated financial statements included in our Second Quarter 2010 Form 10-Q, which is incorporated by reference in this prospectus and, in the opinion of management, such data include all adjustments necessary for a fair statement of the results for the applicable interim period. The summary financial data as of December 31, 2009 and 2008 and for the years ended December 31, 2009, 2008 and 2007 is derived from audited consolidated financial statements included in the 2009 Form 10-K, which is incorporated by reference in this prospectus. The summary financial data under "Consolidated Balance Sheet Data (at period end)" as of June 30, 2009 and December 31, 2007 is derived from financial information not incorporated by reference in this prospectus. The summary historical financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical consolidated financial statements and the notes thereto, each of which is incorporated by reference in this prospectus from the 2009 Form 10-K and the Second Quarter 2010 Form 10-Q. The historical results presented are not necessarily indicative of future results. All financial information shown reflect the operations of our Puerto Rico stations and the Banks Broadcasting joint venture as discontinued for all periods presented. The Puerto Rico and Banks Broadcasting stations were sold in 2007 and 2009.

        The summary consolidated financial data of LIN Television is identical to that of LIN TV.

	Six months ended June 30,		Year ended December 31,
($ in thousands)	2010	2009	2009	2008	2007
	(Unaudited)
Consolidated Statement of Operations Data:
Net revenues	$191,305	$156,992	$339,474	$399,814	$395,910
Operating costs and expenses:
Direct operating	59,128	53,448	106,611	118,483	116,611
Selling, general and administrative	52,076	50,362	102,923	115,287	114,741
Amortization of program rights	12,046	11,904	24,631	23,946	24,646
Corporate	11,878	8,987	18,090	20,340	21,706
Depreciation	14,048	15,574	30,365	29,713	30,847
Amortization of intangible assets	821	40	649	264	2,049
Impairment of goodwill, broadcast licenses and broadcast equipment(1)	—	39,894	39,894	1,029,238	—
Restructuring charge (benefit)	2,181	498	498	12,902	(74)
(Gain) loss from asset dispositions	(2,211)	(2,658)	(6,300)	2,062	(24,973)

Operating income (loss)	41,338	(21,057)	22,113	(952,421)	110,357
Other expense (income):
Interest expense, net	25,143	21,055	44,286	54,635	64,249
Share of loss (income) in equity investments	94	—	6,128	52,703	(2,091)
Loss (gain) on derivative instruments	3,065	(5)	(208)	(105)	223
Loss (gain) on extinguishment of debt	2,749	(50,149)	(50,149)	(8,822)	855
Other, net	(682)	61	(1,344)	1,720	366

Total other expense (income), net	30,369	(29,038)	(1,287)	100,131	63,602

Income (loss) from continuing operations before provision for (benefit from) income taxes	10,969	7,981	23,400	(1,052,552)	46,755
Provision for (benefit from) income taxes	3,824	8,309	13,841	(222,165)	18,212

Income (loss) from continuing operations	$7,145	$(328)	$9,559	$(830,387)	$28,543
Discontinued operations:
(Loss) income from discontinued operations, net of gain from the sale of discontinued operations of $11 for the six months ended June 30, 2009, and net of (benefit from) provision for income taxes of $(677), ($628), $296 and $(3,308) for the six months ended June 30, 2009 and the year ended December 31, 2009, 2008 and 2007, respectively	—	(446)	(446)	23	2,973
Gain from the sale of discontinued operations, net of provision for income taxes of $2,619 for the year ended December 31, 2007	—	—	—	—	22,166

Net income (loss)	$7,145	$(774)	$9,113	$(830,364)	$53,682

Consolidated Statement of Cash Flows Data:
Net cash provided by operating activities	$33,877	$511	$27,246	$83,796	$42,716
Net cash (used in) provided by investing activities	(12,829)	2,382	(14,386)	(24,455)	103,047
Net cash used in financing activities	(23,689)	(3,949)	(21,861)	(79,266)	(118,061)

Net (decrease) increase in cash and cash equivalents	$(2,641)	$(1,056)	$(9,001)	$(19,925)	$27,702

Consolidated Balance Sheet Data (at period end):
Cash and cash equivalents	$8,464	$19,050	$11,105	$20,106	$40,031
Goodwill	117,259	114,486	117,259	117,159	535,418
Broadcast licenses and other intangible assets, net	398,056	392,880	398,877	430,142	1,021,290
Total assets	783,507	781,885	790,503	852,594	1,981,968
Total debt	664,883	691,439	682,954	743,353	832,776
Total stockholders' (deficit) equity	$(156,494)	$(187,827)	$(169,154)	$(189,281)	$656,098
Other Data:
Ratio of earnings to fixed charges	1.44	1.37	1.46	NM (2)	1.67
Distributions from equity investments	$—	$—	$—	$2,649	$3,113
Program payments	14,128	11,752	25,005	26,854	27,604

(1)
During the six months ended June 30, 2009 and the years ended December 31, 2009 and 2008, we recorded impairment charges to our broadcast licenses and goodwill, including broadcast equipment in 2008, as more fully described in Note 6 to the consolidated financial statements included in the 2009 Form 10-K.

(2)
Not meaningful ("NM") because the ratio of earnings to fixed charges was less than 1:1 for the year ended December 31, 2008. We would have needed to generate additional earnings of $1,053.4 million to achieve a coverage of 1:1 for the year ended December 31, 2008.

Risk factors

        You should consider carefully the following risk factors, in addition to the other information included or incorporated by reference into this prospectus, in evaluating us, our business and your participation in the exchange offer, which could materially affect our business, financial condition or future results.

Risks related to the exchange offer

If you fail to exchange your old notes, they will continue to be restricted securities and may become less liquid.

        Because we anticipate that most holders of old notes will elect to exchange their old notes, we expect that the liquidity of the market for any old notes remaining after the completion of the exchange offer may be substantially limited. Any old note tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the old notes outstanding. Following the exchange offer, if you did not validly tender your old notes you generally will not have any further registration rights and your old notes will continue to be subject to transfer restrictions. Old notes which you do not tender or we do not accept will, following the exchange offer, continue to be restricted securities. You may not offer or sell any old notes you own following the exchange offer except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Accordingly, the liquidity of the market for any old notes could be adversely affected.

You may not receive new notes in the exchange offer if the procedures for the exchange offer are not followed.

        We will issue the new notes in exchange for your old notes only if you tender the old notes and deliver a properly completed and duly executed letter of transmittal and consent or the electronic transmittal through DTC's Automated Tender Offer Program, which binds holders of the old notes to the terms of the letter of transmittal and consent, and other required documents before expiration of the exchange offer. You should allow sufficient time to ensure timely delivery of the necessary documents. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange. If you are the beneficial owner of old notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the exchange offer, you should promptly contact the person in whose name your old notes are registered and instruct that person to tender on your behalf.

We may repurchase any old notes that are not tendered in the exchange offer on terms that are more favorable to the holders of the old notes than the terms of the exchange offer.

        Although we do not currently intend to do so, we may, to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions, through subsequent tender or exchange offers or otherwise. Any other purchases may be made on the same terms or on terms that are more or less favorable to holders than the terms of this exchange offer. We also reserve the right to repurchase any existing notes not tendered. If we decide to repurchase old notes on terms that are more favorable than the terms of the exchange offer, those holders who decide not to participate in the exchange offer could be better off than those that participated in the exchange offer.

Risks related to the new notes

We have a substantial amount of indebtedness which could adversely affect our financial position and prevent us from fulfilling our obligations under the new notes.

        We currently have a substantial amount of indebtedness. As of June 30, 2010, we had total debt of approximately $664.9 million reflected on our consolidated balance sheet, consisting of $200.0 million of old notes, $413.0 million outstanding of our 6 1/2% senior subordinated notes, $47.3 million of borrowings under our senior secured credit facility, and $4.6 million of other debt, and we were able to incur an additional $40.0 million of indebtedness under our senior secured credit facility. Subject to the limitations in our senior secured credit facility, the indenture governing the old notes (and that will govern the new notes) and the indentures governing our 6 1/2% senior subordinated notes, we may also incur significant additional indebtedness in the future. Our substantial indebtedness may:

  •
  make it difficult for us to satisfy our financial obligations, including making scheduled principal and interest payments on the new notes and our other indebtedness;

  •
  limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions or other general business purposes;

  •
  limit our ability to use our cash flow or obtain additional financing for future working capital, capital expenditures, acquisitions or other general business purposes;

  •
  require us to use a substantial portion of our cash flow from operations to make debt service payments;

  •
  limit our flexibility to plan for, or react to, changes in our business and industry;

  •
  place us at a competitive disadvantage compared to our less leveraged competitors; and

  •
  increase our vulnerability to the impact of adverse economic and industry conditions.

        Further, our borrowings under our senior secured credit facility are, and are expected to continue to be, at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income would decrease.

Despite our current level of indebtedness, we may still be able to incur substantial additional indebtedness in the future, which could increase the risks described above.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of our senior secured credit facility and the indenture limit, but do not prohibit, us or our subsidiaries from incurring additional indebtedness. If any such additional indebtedness is secured by our assets or the assets of the guarantors, the indebtedness evidenced by the new notes would be subordinated to such secured indebtedness. See "—The new notes and the guarantees will be unsecured and effectively subordinated to our and the guarantors' existing and future secured indebtedness" below. If we incur any additional indebtedness that ranks equally with the new notes and the guarantees, the holders of that indebtedness will be entitled to share ratably with the holders of the new notes and the guarantees in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of proceeds paid to you in the event we are subject to any insolvency, bankruptcy or similar event. If new indebtedness is added to our current debt levels, the related risks that we and our subsidiaries now face could increase.

The new notes and the guarantees will be unsecured and effectively subordinated to our and the guarantors' existing and future secured indebtedness.

        The new notes and the guarantees will be general unsecured obligations ranking effectively junior in right of payment to all of our existing and future secured indebtedness and that of each guarantor, including indebtedness under our senior secured credit facility. Additionally, the indenture governing the new notes permits us to incur additional secured indebtedness in the future, subject to the limitations described under "Description of the notes—Certain covenants—Limitation on incurrence of additional indebtedness and issuance of capital stock." In the event that we or a guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any indebtedness that is effectively senior to the new notes and the guarantees will be entitled to be paid in full from our assets or the assets of the guarantor, as applicable, securing such indebtedness before any payment may be made with respect to the new notes or the affected guarantees. Holders of the new notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the new notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets.

        As of June 30, 2010, the new notes and the guarantees would have been effectively subordinated to $47.3 million of senior secured indebtedness under our senior secured credit facility and we were able to incur an additional $40.0 million of indebtedness under our senior secured credit facility on such date, subject to compliance with financial covenants in the credit facility, all of which would have also been effectively senior to the new notes and the guarantees.

Claims of noteholders will be structurally subordinate to claims of creditors of our subsidiaries that do not guarantee the new notes.

        The new notes will be guaranteed by all of our subsidiaries as of the issue date. The new notes will not be guaranteed, however, by certain of our future subsidiaries that we designate as "unrestricted" in accordance with the terms of the indenture. Accordingly, claims of holders of the new notes will be structurally subordinated to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. Further, although all of our direct and indirect domestic subsidiaries that are not immaterial subsidiaries will guarantee the new notes, the guarantees are subject to release under certain circumstances and in the future we may have subsidiaries that are not guarantors. In the event of the liquidation, dissolution, reorganization, bankruptcy or similar proceeding of the business of a subsidiary that is not a guarantor, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to us, a guarantor or the holders of the new notes. In any of these events, we may not have sufficient assets to pay amounts due on the new notes with respect to the assets of that subsidiary.

If an active trading market does not develop for the new notes, you may be unable to sell the new notes or to sell them at a price you deem sufficient.

        The new notes will constitute a new issue of securities with no established trading market, and we do not intend to apply for the listing or quotation of the new notes on any securities exchange or trading market. Despite our registration of the issuance of the new notes that we are offering in the exchange offer:

  •
  a public market for the new notes may not develop,

  •
  any public market that does develop may not offer sufficient liquidity for you to sell your notes,

  •
  you may not otherwise be able to sell your notes, and

  •
  the price at which you may be able to sell your notes, if any, may be substantially less than the price you paid for the old notes, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

        The initial purchasers of the old notes have advised us that they intend to make a market in the new notes, as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in the notes, and they may discontinue their market-making activities at anytime without notice. Therefore, an active market for the new notes may not develop or, if developed, such a market may not continue. The liquidity of any market for the new notes will depend on a number of factors, including:

  •
  the number of holders of new notes;

  •
  our operating performance and financial condition;

  •
  the market for similar securities;

  •
  the interest of securities dealers in making a market in the new notes; and

  •
  prevailing interest rates.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of these securities. We cannot assure you that the market for the new notes will be free from similar disruptions. Any such disruptions could have an adverse effect on holders of the new notes.

        Finally, if a large number of holders of the old notes do not tender their old notes or tender their old notes improperly, the limited amount of new notes that would be issued and outstanding after we complete the exchange offer could adversely affect the development of a market for the notes.

A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the new notes from relying on that subsidiary to satisfy claims.

        Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims under the guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee or, in some states, when payments become due under the guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and:

  •
  was insolvent or rendered insolvent by reason of such incurrence;

  •
  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

        A guarantee may also be voided, without regard to these factors, if a court finds that the guarantor entered into the guarantee with the actual intent to hinder, delay or defraud its creditors. A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the guarantor did not substantially benefit directly or indirectly from the issuance of the guarantees. If a court were to void a guarantee, you would no longer have a claim against the guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any.

        The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all its assets;

  •
  the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        Each subsidiary guarantee will contain a provision intended to limit the guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer. As was demonstrated in a recent bankruptcy case in the State of Florida, this provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer laws.

Upon a change of control, we may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the new notes, which would violate the terms of the new notes.

        Upon the occurrence of a change of control, holders of the new notes will have the right to require us to purchase all or any part of the new notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase. We may not have sufficient financial resources available to satisfy all of our obligations under the new notes in the event of a change in control. Further, we will be contractually restricted under the terms of our senior secured credit facility from repurchasing all of the new notes tendered upon a change of control. Accordingly, we may be unable to satisfy our obligations to purchase the new notes unless we are able to refinance or obtain waivers under our senior secured credit facility. Our failure to purchase the new notes as required under the indenture would result in an event of default under the indenture and under our senior secured credit facility, each of which could have material adverse consequences for us and the holders of the new notes. In addition, our senior secured credit facility provides that a change of control is an event of default that permits lenders to accelerate the maturity of borrowings under the facility, and any such acceleration may result in an event of default under the indenture. See "Description of the notes—Change of control."

Covenants in our debt agreements restrict our business in many ways.

        The indenture that will govern the new notes, the indentures governing our outstanding 6 1/2% senior subordinated notes and our senior secured credit facility contain various covenants that limit our ability and/or our restricted subsidiaries' ability to, among other things:

  •
  incur or assume liens or additional debt or provide guarantees in respect of obligations of other persons;

  •
  issue redeemable stock and preferred stock;

  •
  pay dividends or distributions or redeem or repurchase capital stock;

  •
  prepay, redeem or repurchase debt;

  •
  make loans, investments and capital expenditures;

  •
  enter into agreements that restrict distributions from our subsidiaries;

  •
  sell assets and capital stock of our subsidiaries;

  •
  enter into certain transactions with affiliates; and

  •
  consolidate or merge with or into, or sell substantially all of our assets to, another person.

        A breach of any of these covenants could result in a default under our senior secured credit facility, the 6 1/2% senior subordinated notes and/or the new notes. Upon the occurrence of an event of default under our senior secured credit facility, the lenders could elect to declare all amounts outstanding under our senior secured credit facility to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness. We have pledged a significant portion of our assets as collateral under our senior secured credit facility. If the lenders under our senior secured credit facility accelerate the repayment of borrowings, we may not have sufficient assets to repay our credit facility and our other indebtedness, including the new notes. See "Description of other indebtedness."

Risks associated with our business activities

Our operating results are primarily dependent on advertising revenues, which can vary substantially from period-to-period based on many factors beyond our control, including economic downturns and viewer preferences.

        Our operations and performance are materially affected by a number of factors beyond our control, including economic conditions and viewer preferences. For example, the economic downturn adversely affected local and national advertising revenues across all of our stations during 2009. Advertising revenue, including local, national and political advertising revenues, comprised approximately 84%, 90% and 92% of our total revenues for the years ended December 31, 2009, 2008 and 2007, respectively, and 82% and 84% for the six months ended June 30, 2010 and 2009, respectively. Local advertising revenues decreased 13% and 9% for the years ended December 31, 2009 and 2008, respectively, compared to their respective prior periods. Local advertising revenues increased 10% for the six months ended June 30, 2010 compared to the same period in the prior year. National advertising revenues decreased 17%, 16% and 1% for the years ended December 31, 2009, 2008 and 2007, respectively, compared to their respective prior periods. National advertising revenues increased 26% for the six months ended June 30, 2010 compared to the same period in the prior year. This volatility in advertising revenues has, in prior periods, resulted in decreased revenues and weaker results of operations for us. While we have seen some signs of recovery, continued weakness in advertising revenues caused by economic conditions could have a material adverse effect on our financial condition, cash flows and results of operations, which could impair our ability to comply with the covenants in our debt instruments, as described above.

        In addition to economic conditions, our ability to generate advertising revenues depends on factors such as:

  •
  the relative popularity of the programming on our stations;

  •
  the demographic characteristics of our markets; and

  •
  the activities of our competitors.

        Our programming may not attract sufficient targeted viewership or we may not achieve favorable ratings. Our ratings depend partly upon unpredictable and volatile factors beyond our control, such as viewer preferences, competing programming and the availability of other entertainment activities. A shift in viewer preferences could cause our programming not to gain popularity or to decline in popularity, which could cause our advertising revenues to decline. We, and those on whom we rely for programming, may not be able to anticipate and react effectively to shifts in viewer tastes and interests of our local markets. In addition, political advertising revenue from elections and advertising revenues from Olympic Games, which generally occur in the even years, create large fluctuations in our operating results on a year-to-year basis. For example, during 2009, we had political advertising revenues of $13.2 million, compared to $47.0 million in the prior year.

We depend to a significant degree on automotive advertising.

        Approximately 19%, 24% and 28% of our net advertising revenues for the years ended December 31, 2009, 2008 and 2007, respectively, and 23% and 17% of our net advertising revenues for the six months ended June 30, 2010 and 2009, respectively, consisted of automotive advertising revenues. A significant decrease in these revenues in the future could have a material adverse effect on our results of operations and cash flows, which could affect our ability to fund operations and service our debt obligations and affect the value of our common stock. Automotive advertising continues to be adversely affected by the difficulties experienced by the automotive industry.

The GECC Note could result in significant liabilities, including (i) requiring us to make short-term cash payments to the NBC Universal joint venture to fund interest payments, and (ii) potentially giving rise to the acceleration of our existing indebtedness, which would cause such existing indebtedness to become immediately due and payable.

        We may be required to make cash payments to the joint venture to fund interest payments on the GECC Note. Our joint venture with NBC Universal has been adversely impacted by the current economic downturn. On March 25, 2010 and June 22, 2010, pursuant to agreements between us and NBC Universal covering the period from January 1, 2009 to April 1, 2011, we made loans to the joint venture in the amount of $3.1 million and $0.8 million, respectively (the "Shortfall Loans"), representing our approximate 20 percent share of the cumulative debt service shortfalls at the joint venture.

        Because of anticipated future cash shortfalls at the joint venture, on March 9, 2010, NBC Universal and we entered into an agreement concerning such shortfalls covering the period through April 1, 2011 (the "2010 Shortfall Funding Agreement"). Under the terms of the 2010 Shortfall Funding Agreement: (i) the joint venture may continue to access any portion of its existing debt service reserve cash balances to fund interest payments on the GECC Note; (ii) NBC Universal will continue to defer the payment of 2008 and 2009 management fees owed to it under the management agreement for the joint venture's two television stations and will defer payment of 2010 management fees through March 31, 2011; and (iii) if the joint venture does not have sufficient cash to fund interest payments on the GECC Note through April 1, 2011, we and NBC Universal will each provide the joint venture with a shortfall loan based on our respective economic interests in the joint venture. Under the terms of the 2010 Shortfall Funding Agreement and following our funding the Shortfall Loans, we estimate our share of shortfall funding will be approximately $2.1 million through the April 1, 2011 expiry of the 2010 Shortfall Funding Agreement. However, our actual cash shortfall funding could exceed our estimate.

        Our ability to honor our shortfall loan obligations under the 2010 Shortfall Funding Agreement is subject to compliance with restrictions under our senior secured credit facility, the indenture and the indentures governing our 6 1/2% senior subordinated notes. Based on the 2010 budget provided by joint venture management, and our forecast of total leverage and consolidated EBITDA during 2010 and 2011, we expect to have the capacity within these restrictions to provide shortfall funding under the 2010 Shortfall Funding Agreement in proportion to our approximately 20 percent economic interest in the joint venture through the April 1, 2011 expiration of the 2010 Shortfall Funding Agreement. However, there can be no assurance that we will have the capacity within these restrictions to provide such funding. If we are required to fund a portion of any additional shortfall loans, we plan to use our available cash balances or available borrowings under our senior secured credit facility. In addition, if the joint venture experiences further cash shortfalls beyond April 1, 2011, we may decide to fund such cash shortfalls, or to fund such shortfalls through further loans or equity contributions to the joint venture. If we are unable to make payments under the 2010 Shortfall Funding Agreement, the joint venture may be unable to fund interest obligations under the GECC Note, resulting in an event of default.

        An event of default under the GECC Note will occur if the joint venture fails to make any scheduled interest payment within 90 days of the date due and payable, or to pay the principal amount on the maturity date. If the joint venture fails to pay interest on the GECC Note, and neither NBC Universal nor we make a shortfall loan to fund the interest payment within 90 days of the date due and payable, an event of default would occur and GECC could accelerate the maturity of the entire amount due under the GECC Note. Other than the acceleration of the principal amount upon an event of default, prepayment of the principal of the note is prohibited unless agreed upon by both NBC Universal and LIN TV. Upon an event of default under the GECC Note, GECC's only recourse would be to the joint venture, our equity interest in the joint venture and, after exhausting all remedies against the assets of the joint venture and the other equity interests in the joint venture, to LIN TV pursuant to its guarantee of the GECC Note.

        Under the terms of its guarantee of the GECC Note, LIN TV would be required to make a payment for an amount to be determined upon occurrence of the following events: (a) there is an event of default; (b) neither NBC Universal nor we remedies the default; and (c) after GECC exhausts all remedies against the assets of the joint venture, the total amount realized upon exercise of those remedies is less than the $815.5 million principal amount of the GECC Note. Upon the occurrence of such events, the amount owed by LIN TV to GECC pursuant to the guarantee would be equal to the difference between (i) the total amount for which the joint venture's assets were sold and (ii) the principal amount and any unpaid interest due under the GECC Note. As of December 31, 2009, we estimated that the fair value of the television stations in the joint venture to be approximately $366 million less than the outstanding balance of the GECC Note of $815.5 million.

        If an event of default occurs under the GECC Note, LIN TV, which conducts all of its operations through its subsidiaries (including us), could experience material adverse consequences, including:

  •
  GECC, after exhausting all remedies against the joint venture, could enforce its rights under the guarantee, which could cause LIN TV to determine that LIN Television should seek to sell material assets owned by it in order to satisfy LIN TV's obligations under the guarantee;

  •
  GECC's initiation of proceedings against LIN TV under the guarantee could result in a change of control or other material adverse consequences to LIN Television, which could cause an acceleration of LIN Television's senior secured credit facility and other outstanding indebtedness; and

  •
  if the GECC Note is prepaid because of an acceleration on default or otherwise, LIN TV would incur a substantial tax liability of approximately $273.6 million related to its deferred gain associated with the formation of the joint venture, exclusive of any potential utilization of LIN TV's net operating loss carryforwards.

We may not be able to generate sufficient cash flow to meet our debt service obligations, forcing us to refinance all or a portion of our indebtedness, sell assets or obtain additional financing, which we may not be able to do on commercially reasonable terms.

        Our ability to make scheduled payments of principal and interest on our indebtedness and our ability to refinance our indebtedness will depend on our future performance, which, to a certain extent, will be subject to economic, financial, competitive and other factors beyond our control. Cash interest paid during the years ended December 31, 2009, 2008 and 2007 was $40.1 million, $48.8 million and $55.6 million, respectively, and was $22.7 million and $19.3 million for the six months ended June 30, 2010 and 2009, respectively. Our required payments of principal were $15.9 million, $202.0 million and $120.1 million for the years ended December 31, 2009, 2008 and 2007, respectively, and $5.0 million and $8.0 million for the six months ended June 30, 2010 and 2009, respectively. Our business may not continue to generate sufficient cash flow from operations in the future to pay our debt service obligations or to fund our other liquidity needs. As a result, we may need to refinance all or a portion of our indebtedness, on or before maturity, sell assets or obtain additional financing. We may not be able to refinance any of our indebtedness or sell assets on commercially reasonable terms, if at all. If we are unable to generate sufficient cash flow, refinance our indebtedness or sell assets on commercially reasonable terms, we may have to seek to restructure our remaining debt obligations, which could have a material adverse effect on the value of our class A common stock and the market, if any, for our debt, including the new notes. The current volatility in the capital markets may also impact our ability to refinance our debt or to refinance our debt on terms similar to our existing debt agreements.

        Additionally, we have a history of net losses and a substantial accumulated deficit. We had net losses of $830.4 million and $234.5 million for the years ended December 31, 2008 and 2006, respectively, primarily as a result of impairment of our broadcast licenses and goodwill, and interest expense. As of June 30, 2010, we had an accumulated deficit of $1.2 billion. These losses may or may not recur, and our accumulated deficit may therefore continue indefinitely.

We have a material amount of intangible assets and we have recorded substantial impairments of these assets. Future write-downs of intangible assets would reduce net income or increase net loss, which could have a material adverse effect on our results of operations.

        Future impairment charges could have a significant adverse effect on our reported results of operations. Approximately $509.1 million, or 65%, of our total assets as of June 30, 2010 consisted of indefinite-lived intangible assets. Intangible assets principally include broadcast licenses and goodwill, which are required to be tested for impairment at least annually, with impairment being measured as the excess of the carrying value of the goodwill or the intangible asset over its fair value. In addition, goodwill and intangible assets will be tested more often for impairment as circumstances warrant.

        We recorded an impairment of our broadcast licenses of $37.2 million and $599.6 million during the years ended December 31, 2009 and 2008, respectively, and we recorded an impairment of goodwill of $2.7 million and $420.9 million during the years ended December 31, 2009 and 2008, respectively. For further details see Note 6 to our consolidated financial statements included in the 2009 Form 10-K.

        If we determine in a future period, as part of our testing for impairment of intangible assets and goodwill, that the carrying amount of our intangible assets exceeds the fair value of these assets, we may incur an impairment charge that could have a material adverse effect on our results of operations.

Our strategy has historically included growth through acquisitions, which could pose various risks and increase our leverage.

        We have pursued and intend to selectively continue to pursue strategic acquisitions, subject to market conditions, our liquidity, and the availability of attractive acquisition candidates, with the goal of improving our business. We may not be successful in identifying attractive acquisition targets nor have the financial capacity to complete future acquisitions. Acquisitions involve inherent risks, such as increasing leverage and debt service requirements and combining company cultures and facilities, which could have a material adverse effect on our operating results, particularly during the period immediately following any acquisition. We may not be able to successfully implement effective cost controls or increase revenues as a result of any acquisition. In addition, future acquisitions may result in our assumption of unexpected liabilities and may result in the diversion of management's attention from the operation of our core business.

        Certain acquisitions, such as television stations, are subject to the approval of the FCC and, potentially, other regulatory authorities. The need for FCC and other regulatory approvals could restrict our ability to consummate future transactions and potentially require us to divest some television stations if the FCC believes that a proposed acquisition would result in excessive concentration in a market, even if the proposed combinations may otherwise comply with FCC ownership limitations.

HMC and its affiliates, whose interests may differ from the interests of holders of new notes, have approval rights with respect to significant transactions and could convert their equity interests in LIN TV into a block of substantial voting power.

        HMC and its affiliates own one share of LIN TV's class C common stock, which represents 35% of LIN TV's outstanding voting power, and also have the ability to convert shares of LIN TV's non-voting class B common stock into LIN TV class A common stock, subject to FCC approval. Upon the conversion of the majority of the non-voting class B common stock into class A common stock, the class C common stock will automatically convert into an equal number of shares of class A common stock. If this occurs, affiliates of HMC would own approximately 44.4% of LIN TV's voting equity interests and will effectively have the ability to elect the entire LIN TV board of directors (and, thereby, our board of directors) and to approve or disapprove any corporate transaction or other matters submitted to LIN TV's stockholders for approval (and any such matters submitted to LIN TV, as our sole stockholder, for approval), including the approval of mergers or other significant corporate transactions. The interests of HMC and its affiliates may differ from the interests of holders of new notes and HMC and its affiliates could take actions or make decisions that are not in the best interests of holders of new notes.

        For example, HMC may from time-to-time acquire and hold controlling or non-controlling interests in television broadcast assets that may directly or indirectly compete with us for advertising revenues. In addition, HMC and its affiliates may from time-to-time identify, pursue and consummate acquisitions of television stations or other broadcast related businesses that may be complementary to our business and therefore such acquisition opportunities may not be available to us.

        Moreover, Royal W. Carson, III, a director of LIN TV, and HMC, together beneficially own all of LIN TV's class C common stock and therefore possess 70% of LIN TV's combined voting power. Accordingly, Mr. Carson and HMC, acting together, have the power to elect LIN TV's entire board of directors (and, thereby, our board of directors) and, through this control, to approve or disapprove any corporate transaction or other matter submitted to LIN TV's stockholders for approval (and any such matters submitted to LIN TV, as our sole stockholder, for approval), including the approval of mergers or other significant corporate transactions. Mr. Carson has prior business relations with HMC. Mr. Carson is the President of Carson Private Capital Incorporated, an investment firm that sponsors funds-of-funds and dedicated funds that have invested substantially all of the net capital of these funds in private equity investment funds sponsored by firms like HMC or its affiliates. Mr. Carson also serves on an advisory board representing the interests of limited partners of Hicks, Muse, Tate & Furst Equity Fund V, L.P.; Sector Performance Fund, L.P.; and Hicks, Muse, Tate & Furst Europe Fund L.P., which are sponsored by HMC. The three listed funds do not have an investment in LIN TV or us. In addition, Peter S. Brodsky, one of LIN TV's directors, is a partner of HMC.

If we are unable to compete effectively, our revenue could decline.

        The entertainment industry, and particularly the television industry, is highly competitive and is undergoing a period of consolidation and significant change. Many of our current and potential competitors have greater financial, marketing, programming and broadcasting resources than we do. Technological innovation and the resulting proliferation of television entertainment alternatives, such as cable, satellite television and telecommunications video services, Internet, wireless, pay-per-view and video-on-demand, digital video recorders, DVDs and mobile video devices have fragmented television viewing audiences and have subjected free over-the-air television broadcast stations to new types of competition. As a result, we are experiencing increased competition for viewing audience and advertisers. Significant declines in viewership and advertising revenues could materially and adversely affect our business, financial condition and results of operations.

New technologies may affect our broadcasting operations.

        The television broadcasting business is subject to rapid technological change, evolving industry standards, and the emergence of new technologies. We cannot predict the effect such technologies will have on our broadcast operations. In addition, the capital expenditures necessary to implement these new technologies could be substantial and other companies employing such technologies before we are able to could aggressively compete with our business.

Affiliates of HMC effectively have the ability to determine whether a change of control will occur, which may make it difficult for a third party to acquire control of us.

        Affiliates of HMC effectively have the ability to determine whether a change of control will occur through their ownership of one of the two outstanding shares of LIN TV's class C common stock and all of the shares of LIN TV's class B common stock. Provisions of Delaware corporate law and LIN TV's bylaws and certificate of incorporation, including the 70% voting power of LIN TV's class C common stock held by Mr. Carson and HMC and the voting power that affiliates of HMC would hold upon conversion of their shares of class B stock into class A stock or class C stock, make it difficult for a third party to acquire control of us.

The loss of network affiliation agreements or changes in network affiliations could have a material adverse effect on our results of operations if we are unable to quickly replace the network affiliation.

        The non-renewal or termination of a network affiliation agreement or a change in network affiliations could have a material adverse effect on us. Each of the networks generally provides our affiliated stations with up to 22 hours of prime time programming per week. In return, our stations broadcast network-inserted commercials during that programming and, in some cases, receive cash payments from networks. In other cases, we make cash payments to certain networks.

        Some of our network affiliation agreements are subject to earlier termination by the networks under specified circumstances, including as a result of a change of control of us. In the event that affiliates of HMC elect to convert shares of LIN TV's class B common stock held by them into shares of either class A common stock or class C common stock, such conversion may result in a change of control of us, causing an early termination of some or all of our network affiliation agreements. Some of the networks with which our stations are affiliated have required us, upon renewal of affiliation agreements, to reduce or eliminate network compensation and, in specific cases, to make cash payments to the network, and to accept other material modifications of existing affiliation agreements. Consequently, our affiliation agreements may not all remain in place and each network may not continue to provide programming or compensation to us on the same basis as it currently provides programming or compensation to our stations. If any of our stations cease to maintain affiliation agreements with networks for any reason, we would need to find alternative sources of programming, which may be less attractive and more expensive.

        A change in network affiliation in a given television market may have many short-term and long-term consequences, depending upon the circumstances surrounding the change. Potential short-term consequences include: (a) increased marketing costs and increased internal operating costs, which can vary widely depending on the amount of marketing required to educate the audience regarding the change and to maintain the station's viewing audience; (b) short term loss of market share or slower market growth due to advertiser uncertainty about the switch; (c) costs of building a new or larger news operation; (d) other increases in station programming costs, if necessary; and (e) the cost of equipment needed to conform the station's programming, equipment and logos to the new network affiliation. Long-term consequences are more difficult to assess, due to the cyclical nature of each of the major network's share of the audience that changes from year-to-year with programs coming to the end of their production cycle, and the audience acceptance of new programs in the future and the fact that national network audience ratings are not necessarily indicative of how a network's programming is accepted in an individual market. How well a particular network fares in an affiliation switch depends largely on the value of the broadcast license, which is influenced by the length of time the television station has been broadcasting, the quality and location of the license, the audience acceptance of the local news programming and community involvement of the local television station and the quality of the station non-network programming. In addition, the majority of the revenue earned by television stations is attributable to locally produced news and syndicated programming, rather than to network affiliation payments and advertising sales related to network programming. The circumstances that may surround a network affiliation switch cause uncertainty as to the actual costs that will be incurred by us and, if these costs are significant, the switch could have a material adverse impact on the income we derive from the affected station.

Changes by the national broadcast television networks in their respective business models and practices could adversely affect our business, financial condition and results of operations.

        In recent years, the networks have streamed their programming on the Internet and other distribution platforms in close proximity to network programming broadcast on local television stations, including those we own. These and other practices by the networks dilute the exclusivity and value of network programming originally broadcast by the local stations and could adversely affect the business, financial conditions and results of operations of our stations.

We depend on key personnel, and we may not be able to operate and grow our businesses effectively if we lose the services of our management or are unable to attract and retain qualified personnel in the future.

        We depend on the efforts of our management and other key employees. The success of our business depends heavily on our ability to develop and retain management and to attract and retain qualified personnel in the future. Competition for senior management personnel is intense and we may not be able to retain our key personnel. If we are unable to do so, our business, financial condition or results of operations may be adversely affected.

Risks related to our industry

The National Broadband Plan could result in the reallocation of broadcast spectrum for wireless broadband use, which could materially impair our ability to provide competitive services.

        Pursuant to The American Recovery and Reinvestment Act of 2009, on March 16, 2010, the FCC delivered to Congress a staff report titled, "Connecting America: The National Broadband Plan" (the "NBP"). Among the many far-reaching recommendations contained in the 375-page NBP is that the FCC reallocate 120 MHz of spectrum currently occupied by television broadcast stations to mobile wireless broadband services by means of, among other things, amending the FCC's technical rules to reduce television station service areas and distance separations, permitting channel sharing, conducting voluntary "incentive" auctions for the return of television broadcast spectrum, and certain other voluntary and involuntary mechanisms. None of the NBP's recommendations related to television spectrum are self-effectuating; consequently, implementation of the recommendations would appear to require further action by the FCC or Congress, or both. Legislation has been introduced in both the Senate and the House of Representatives that, among other things, would authorize the FCC to direct a portion of auction proceeds to commercial users, including broadcasters, that voluntarily surrender some or all of their allotted spectrum for auction. On April 8, 2010, the FCC issued a proposed schedule of proceedings relating to the implementation of certain of the NBP's recommendations. The schedule calls for the FCC to commence a formal rulemaking proceeding concerning "Broadcast TV Spectrum Innovation" during the third quarter of 2010. We cannot predict whether the FCC will conduct such a proceeding or its outcome or whether legislation authorizing incentive spectrum auctions will be enacted, or the likelihood, timing or extent of a spectrum reallocation. If some or all of our television stations are required to change frequencies or reduce the amount of spectrum they use, our stations could suffer material adverse effects, including, but not limited to, substantial conversion costs, reduction or loss of over-the-air signal coverage, and an inability to provide high definition programming and additional program streams, including mobile video services.

Our ability to successfully negotiate future retransmission consent agreements may be hindered by the interests of networks with whom we are affiliated.

        Our affiliation agreements with some broadcast networks include certain terms that may affect our ability to permit cable, satellite and telecommunications providers ("MVPDs") to retransmit network programming, and in some cases, we may lose the right to grant retransmission consent to such providers. We may not be able to successfully negotiate retransmission consent agreements with the MVPDs in our local markets if the broadcast networks withhold their consent to the retransmission of those portions of our stations' signals containing network programming, or the networks may require us to pay compensation in exchange for permitting redistribution of network programming by MVPDs. If we are required to make payments to networks in connection with signal retransmission, those payments may adversely affect our operating results. If we lose the right to grant retransmission consent, we may be unable to satisfy certain obligations under our existing retransmission consent agreements with MVPDs and there could be a material adverse effect on our results of operations.

Our industry is subject to significant syndicated and other programming costs, and increased programming costs could adversely affect our operating results.

        Our industry is subject to significant syndicated and other programming costs. We often acquire program rights two or three years in advance, making it difficult for us to accurately predict how a program will perform. In some instances, we may have to replace programs before their costs have been fully amortized, resulting in impairments and write-offs that increase station operating costs. We may be exposed to future programming cost increases, which may adversely affect our operating results.

Federal regulation of the broadcasting industry limits our operating flexibility, which may affect our ability to generate revenue or reduce our costs.

        The FCC regulates our business, just as it does all other companies in the broadcasting industry. We must ask the FCC's approval whenever we need a new license, seek to renew, assign or modify a license, purchase a new station, sell an existing station or transfer the control of one of our subsidiaries that holds a license. Our FCC licenses and those of the stations we program pursuant to local marketing agreements ("LMAs") are critical to our operations; we cannot operate without them. We cannot be certain that the FCC will renew these licenses in the future or approve new acquisitions in a timely manner, if at all. If licenses are not renewed or acquisitions approved, we may lose revenue that we otherwise could have earned.

        In addition, Congress and the FCC may, in the future, adopt new laws, regulations and policies regarding a wide variety of matters (including technological changes) that could, directly or indirectly, materially and adversely affect the operation and ownership of our broadcast properties.

Changes in FCC ownership rules through FCC action, judicial review or federal legislation may limit our ability to continue providing services to stations under LMAs or similar agreements, may prevent us from obtaining ownership of the stations we currently provide services to under LMAs or similar agreements and/or may preclude us from obtaining the full economic value of one or more of our duopoly, or two-station operations upon a sale, merger or other similar transaction transferring ownership of such station or stations.

        FCC ownership rules currently impose significant limitations on the ability of broadcast licensees to have attributable interests in multiple media properties. In addition, federal law prohibits one company from owning broadcast television stations that collectively have service areas encompassing more than an aggregate 39% share of national television households. Ownership restrictions under FCC rules also include a variety of local limits on media ownership. The restrictions include an ownership limit of one television station in most medium and smaller television markets and two stations in most larger markets, known as the television duopoly rule. The regulations also include a prohibition on the common ownership of a newspaper and television station in the same market (newspaper-television cross-ownership), limits on common ownership of radio and television stations in the same market (radio-television station ownership) and limits on radio ownership of four to eight radio stations in a local market.

        Should the FCC liberalize media ownership rules, attractive opportunities may arise for additional television station and other media acquisitions. But these changes also create additional competition for us from other entities, such as national broadcast networks, large station groups, newspaper chains and cable operators who may be better positioned to take advantage of such changes and benefit from the resulting operating synergies both nationally and in specific markets.

        Should the television duopoly rule become relaxed, we may be able to acquire the ownership of one or more of the stations in Austin, Texas; Providence, Rhode Island; Albuquerque, New Mexico; Dayton, Ohio; and Green Bay-Appleton, Wisconsin for which we currently provide programming, sales and other related services under LMAs, shared services agreements or other similar agreements, as the case may be, and for which we have purchase option agreements to purchase these stations. Should we be unable to do so, there is no assurance that the grandfathering of our LMAs, shared services agreements or other similar agreements will be permitted beyond conclusion of the current further rule-making. We had net revenues of $8.9 million, or 5% of our total net revenues, attributable to LMAs in Providence, Rhode Island and Austin, Texas for the six month period ended June 30, 2010. Shared services agreements for Albuquerque, New Mexico; Dayton, Ohio and Green Bay-Appleton, Wisconsin took effect on July 1, 2010 and, therefore, are not reflected in the net revenues for the six month period ended June 30, 2010.

Any potential hostilities, natural disasters or terrorist attacks may affect our revenues and results of operations.

        If the United States becomes engaged in new, large scale foreign hostilities, is impacted by any significant natural disasters or if there is a terrorist attack against the United States, we may lose advertising revenue and incur increased broadcasting expenses due to pre-emption, delay or cancellation of advertising campaigns and increased costs of providing news coverage of such events. We cannot predict the extent and duration of any future disruption to our programming schedule, the amount of advertising revenue that would be lost or delayed or the amount by which our expenses would increase as a result. Consequently, any related future loss of revenue and increased expenses could negatively affect our results of operations.

 Use of proceeds

        We will not receive any proceeds from this exchange offer. In consideration for issuing the new notes, we will receive old notes in like principal amount. The old notes surrendered in exchange for the new notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the new notes will not result in any change in our indebtedness.

        We received net proceeds of approximately $195.3 million, after deducting the initial purchasers' discounts and our expenses, from the April 12, 2010 private placement of the old notes. Approximately $45.9 million and $148.9 million of the net proceeds of the offering of the old notes was used to prepay term loans and revolving credit loans outstanding under our senior secured credit facility, respectively.

Consolidated ratio of earnings to fixed charges

        Set forth below is our consolidated ratio of earnings to fixed charges for the periods indicated. We have no preferred stock outstanding and did not pay preferred stock dividends during these periods.

	Six months ended June 30,		Twelve months ended December 31,
	2010	2009	2009	2008		2007	2006		2005
Consolidated ratio of Earnings to Fixed Charges	1.44	1.37	1.46	NM	(1)	1.67	NM	(1)	NM	(1)

(1)
Not meaningful ("NM") because the ratio of earnings to fixed charges was less than 1:1 for the twelve months ended December 31, 2008, 2006 and 2005. We would have needed to generate additional earnings of $1,053.4 million, $304.5 million and $28.8 million to achieve a coverage of 1:1 for the twelve months ended December 31, 2008, 2006 and 2005, respectively.

        The ratio of earnings to fixed charges has been computed on a consolidated basis. "Earnings" consists of pretax income from continuing operations before adjustment for non-controlling interests and equity in net income (loss) from affiliates plus fixed charges. Fixed charges consist of interest expense, including amortization of discount, premium and capitalized expenses related to indebtedness, and a portion of rental expense representing a reasonable approximation of the interest factor. For the year ended December 31, 2009, fixed charges include $6.0 million pursuant to two shortfall funding agreements with NBC Universal, as described further in Note 14 to the consolidated financial statements included in the 2009 Form 10-K. Additionally, because of the probable obligations under these shortfall funding agreements, our share of losses in Station Venture Holdings, LLC has been included in the earnings calculation.

 Capitalization

        The following table shows our consolidated cash and cash equivalents and capitalization as of June 30, 2010.

        You should read the following table in conjunction with "Use of proceeds" above and our consolidated financial statements and accompanying notes that are incorporated by reference into this prospectus.

June 30, 2010
(in thousands) (unaudited)
Cash and cash equivalents	$8,464

Total debt:
Senior secured credit facility
Revolving credit loans	36,062
Term loans	11,225
8 3/8% Senior notes due 2018	200,000
6 1/2% Senior subordinated notes due 2013	275,883
6 1/2% Senior subordinated notes due 2013—Class B(1)	137,076
Other debt(2)	4,637

Total debt	664,883
Less current portion	6,990

Total long-term debt	$657,893

Stockholder's equity (deficit):
Accumulated (deficit)	$(1,230,913)
Other stockholder's equity	1,074,419

Total stockholder's (deficit):	(156,494)

Total capitalization	$508,389

(1)
Represents the principal amount of $141.3 million less an unamortized discount of $4.2 million as of June 30, 2010.

(2)
Represents indebtedness incurred or assumed in connection with the acquisition of RM Media, LLC ("RMM") by a subsidiary of LIN Television. In connection with this acquisition, (i) we issued a $2.2 million unsecured promissory note to McCombs Family Partners, Ltd. (the "LIN-RMM Note") and (ii) a subsidiary of LIN Television assumed $1.7 million of RMM's then-existing secured indebtedness to McCombs Family Partners, Ltd. (the "RMM Note") and a $1.1 million unsecured promissory note to a financial institution (the "RMM Bank Note"). The amounts reflected in the table represent (a) the $2.2 million principal amount of the LIN-RMM Note less an unamortized discount of $0.1 million, (b) the $1.4 million principal amount of the RMM Note plus an unamortized premium of $0.1 million, and (c) the $1.1 million principal amount of the RMM Bank Note less an unamortized discount of less than $0.1 million. See "Description of other indebtedness" and Note 5 to the condensed consolidated financial statements included in the Second Quarter 2010 Form 10-Q for information regarding this indebtedness.

Selected historical financial data

        Set forth below is our selected consolidated financial data for each of the six months ended June 30, 2010 and 2009 and for each of the five years in the period ended December 31, 2009. The selected financial data as of June 30, 2010 and for the six months ended June 30, 2010 and 2009 is derived from unaudited condensed consolidated financial statements included in our Second Quarter 2010 Form 10-Q, which are incorporated by reference in this prospectus and, in the opinion of management, such data include all adjustments necessary for a fair statement of the results for the applicable interim period. The selected financial data as of December 31, 2009 and 2008 and for the years ended December 31, 2009, 2008 and 2007 is derived from audited consolidated financial statements included in the 2009 Form 10-K, which is incorporated by reference in this prospectus. The selected financial data as of June 30, 2009 and December 31, 2007, 2006 and 2005 and for each of the two years in the period ended December 31, 2006 is from financial information not incorporated by reference in this prospectus. The selected historical financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical consolidated financial statements and the notes thereto, each of which is incorporated by reference in this prospectus from the 2009 Form 10-K and the Second Quarter 2010 Form 10-Q. The historical results presented are not necessarily indicative of future results. All financial information shown reflect the operations of our Puerto Rico stations and the Banks Broadcasting joint venture as discontinued for all periods presented. The Puerto Rico and Banks Broadcasting stations were sold in 2007 and 2009.

        The selected consolidated financial data of LIN Television is identical to that of LIN TV. LIN TV has never declared or paid any cash dividends on its class A common stock and the terms of our indebtedness limit the payment of such dividends.

	Six months ended June 30,		Year Ended December 31,
(in thousands, except per share data)	2010	2009	2009	2008	2007	2006	2005
	(Unaudited)
Consolidated Statement of Operations Data:
Net revenues	$191,305	$156,992	$339,474	$399,814	$395,910	$420,468	$315,446
Impairment of goodwill, broadcast licenses and broadcast equipment(1)	—	39,894	39,894	1,029,238	—	318,071	33,421
Operating income (loss)	41,338	(21,057)	22,113	(952,421)	110,357	(235,799)	27,590
Loss (gain) on early extinguishment of debt(2)	2,749	(50,149)	(50,149)	(8,822)	855	—	14,395
Income (loss) from continuing operations	7,145	(328)	9,559	(830,387)	28,543	(228,355)	(32,530)
(Loss) income from discontinued operations, net of tax	—	(446)	(446)	23	2,973	(6,145)	6,389
Gain from sale of discontinued operations, net of tax	—	11	—	—	22,166	—	—
Net income (loss)	$7,145	$(774)	$9,113	$(830,364)	$53,682	$(234,500)	$(26,141)
Basic income (loss) per common share:
Income (loss) from continuing operations	$0.13	$(0.01)	$0.19	$(16.33)	$0.57	$(4.65)	$(0.64)
(Loss) income from discontinued operations, net of tax	—	(0.01)	(0.01)	—	0.06	(0.13)	0.13
Gain from sale of discontinued operations, net of tax	—	—	—	—	0.44	—	—
Net income (loss)	$0.13	$(0.02)	$0.18	$(16.33)	$1.07	$(4.78)	$(0.51)
Weighted average basic shares outstanding	53,195	51,121	51,464	50,865	50,468	49,012	50,765
Diluted income (loss) per common share:
Income (loss) from continuing operations	$0.13	$(0.01)	$0.19	$(16.33)	$0.56	$(4.65)	$(0.64)
(Loss) income from discontinued operations, net of tax	—	(0.01)	(0.01)	—	0.05	(0.13)	0.13
Gain from sale of discontinued operations, net of tax	—	—	—	—	0.40	—	—
Net income (loss)	$0.13	$(0.02)	$0.18	$(16.33)	$1.01	$(4.78)	$(0.51)
Weighted average diluted shares outstanding	54,862	51,121	51,499	50,865	55,370	49,012	50,765
Consolidated Balance Sheet Data (at period end):
Cash and cash equivalents	$8,464	$19,050	$11,105	$20,106	$40,031	$6,085	$11,135
Intangible assets, net	515,315	507,336	516,136	547,301	1,556,708	1,574,125	1,931,981
Total assets	783,507	781,885	790,503	852,594	1,981,968	2,125,846	2,406,633
Total debt	664,883	691,439	682,954	743,353	832,776	946,798	981,714
Total stockholders' (deficit) equity	$(156,494)	$(187,827)	$(169,154)	$(189,281)	$656,098	$588,721	$828,872
Other Data:
Distributions from equity investments	$—	$—	$—	$2,649	$3,113	$4,890	$4,953
Program payments	14,128	11,752	25,005	26,854	27,604	25,784	24,397

(1)
During the years ended December 31, 2009 and 2008, we recorded impairment charges to our broadcast licenses and goodwill, including broadcast equipment in 2008, as more fully described in Note 6 to the consolidated financial statements included in the 2009 Form 10-K. We also recorded impairment charges of $318.1 and $33.4 million during the years ended December 31, 2006 and 2005, respectively, as a result of our annual test for impairment of our broadcast licenses and goodwill.

(2)
During the years ended December 31, 2009 and 2008, we recorded a gain on extinguishment of debt, as more fully described in Note 7 to the consolidated financial statements included in the 2009 Form 10-K. We also recorded a loss on extinguishment of debt of $0.9 million in 2007 related to the repayment of $120.1 million of our terms loans and a loss on extinguishment of debt of $14.4 million in 2005 due to the early termination of our previous credit facilities and to the retirement of our 8% Senior Notes.

 The exchange offer

Purpose and effect of exchange offer; registration rights

        We sold the old notes on April 12, 2010 in an unregistered private placement to a group of investment banks that served as the initial purchasers. Following the sale, the initial purchasers then resold the old notes pursuant to an offering memorandum dated April 7, 2010 in reliance on Rule 144A of and Regulation S under the Securities Act.

        As part of this private placement, we and the guarantors entered into a registration rights agreement with the initial purchasers. Under the registration rights agreement, we and the guarantors agreed to file the registration statement of which this prospectus forms a part relating to our offer to exchange the old notes for new notes in an offering registered under the Securities Act. We and the guarantors also agreed to use our respective reasonable best efforts to:

  •
  file with the SEC an exchange offer registration statement pursuant to which we would offer, in exchange for the old notes, new notes identical in all material respects to, and evidencing the same indebtedness as, the old notes (but which will not contain terms with respect to transfer restrictions or provide for the additional interest described below);

  •
  cause the exchange offer registration statement to be declared effective under the Securities Act; and

  •
  cause the exchange offer to be consummated by November 8, 2010.

        We and the guarantors also agreed to keep the exchange offer registration statement effective for not less than 20 business days after the date on which notice of the effective exchange offer registration statement is mailed to the holders of the old notes.

        In the event that:

  •
  we are not permitted to file the exchange offer registration statement or to consummate the exchange offer due to a change in law or SEC policy after the issue date of the old notes;

  •
  for any reason, we do not consummate the exchange offer by November 8, 2010;

  •
  any holder notifies us following the consummation of the exchange offer that:

  •
  it is not permitted under law or SEC policy to participate in the exchange offer;

  •
  it cannot publicly resell exchange old notes without delivering a prospectus, and the prospectus contained in the exchange offer registration statement is not appropriate or available for resales by that holder; or

  •
  it is a broker dealer and holds old notes that it has not exchanged and that it acquired directly from us or one of our affiliates; or

  •
  an initial purchaser so requests following the consummation of the exchange offer (with respect to old notes that have not been resold and that they acquired directly from us or one of our affiliates), then, in addition to or in lieu of conducting the exchange offer, we will be required to file a shelf registration statement with the SEC to cover resales of the old notes or the new notes, as the case may be. In that case, we and the guarantors will use our respective reasonable best efforts (a) to file the shelf registration statement as soon as practicable after the determination of the need to file the shelf registration statement is made, (b) to cause the registration statement to become effective, and (c) to maintain the effectiveness of the registration statement until the earlier of one year after the shelf registration statement becomes effective or the date when all of the old notes or new notes, as the case may be, are registered under such shelf registration statement and resold pursuant to it.

        We will pay additional interest on the notes if one of the following "registration defaults" occurs:

  •
  we do not consummate the exchange offer by November 8, 2010;

  •
  if required, the shelf registration statement is not effective by November 8, 2010; or

  •
  the exchange offer registration statement or the shelf registration statement is declared effective, but thereafter, subject to certain exceptions, ceases to be effective or usable in connection with the exchange offer or resales of any notes registered under the shelf registration statement for more than 30, or in limited circumstances, 60, days (in either case, whether or not consecutive) in any 12-month period.

        If one of these registration defaults occurs, the interest rate on the old notes will increase by 0.25% per year from the date such registration default occurs with respect to the first 90-day period after such date and the amount of additional interest will increase by an additional 0.25% per year for any subsequent 90-day period until all registration defaults are cured, subject to a maximum additional interest rate of 1.00% per year over the interest rate on the old notes. When we have cured all of the registration defaults, the interest rate on the old notes will revert immediately to the original level. In the event that a registration default occurs and is not cured and additional interest accrues on the old notes, such additional interest will cease to accrue and the interest rate on the old notes will revert immediately to the original level on the second anniversary of the issue date of the old notes.

        By participating in the exchange offer, holders of the old notes will receive new notes that are freely tradable and not subject to restrictions on transfer, subject to the exceptions described below under "—Resale of new notes."

Resale of new notes

        We believe that the new notes issued in exchange for the old notes may be offered for resale, resold and otherwise transferred by any new note holder without compliance with the registration and prospectus delivery provisions of the Securities Act if the conditions set forth below are met. We base this belief solely on interpretations of the federal securities laws by the SEC staff set forth in several no-action letters issued to third parties unrelated to us. A no-action letter is a letter from the SEC staff responding to a request for its views as to whether a particular matter complies with the federal securities laws or whether the SEC staff would refer the matter to the SEC's enforcement division for action. We have not obtained, and do not intend to obtain, our own no-action letter from the SEC staff regarding the resale of the new notes. Instead, holders of notes will be relying on the no-action letters that the SEC staff has issued to third parties in circumstances that we believe are similar to ours. Based on these no-action letters, the following conditions must be met:

  •
  the holder must acquire the new notes in the ordinary course of its business,

  •
  the holder must have no arrangement or understanding with any person to participate in the distribution of the new notes within the meaning of the Securities Act, and

  •
  the holder must not be an "affiliate," as defined in Rule 405 under the Securities Act, of ours.

        Each holder of old notes that wishes to exchange old notes for new notes in the exchange offer must represent to us that it satisfies all of the above listed conditions. Any holder who tenders old notes in the exchange offer who does not satisfy all of the above listed conditions:

  •
  cannot rely on the position of the SEC staff set forth in the no-action letters referred to above, and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes, unless an exemption therefrom is available.

        The SEC considers broker-dealers that acquired old notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the new notes if they participate in the exchange offer. Consequently, these holders must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

        Each broker-dealer that receives new notes for its own account in exchange for old notes acquired by the broker-dealer as a result of market-making activities or other trading activities must deliver a prospectus in connection with a resale of the new notes and provide us with a signed acknowledgement of this obligation. A broker-dealer may use this prospectus, as amended or supplemented from time to time, in connection with resales of new notes received in exchange for old notes where the broker-dealer acquired the old notes as a result of market-making activities or other trading activities. The letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be considered to admit that it is an "underwriter" within the meaning of the Securities Act. We have agreed that, unless we have filed a shelf registration statement covering the new notes that is then effective, for a period of 90 days after the expiration date, we will make this prospectus available to broker-dealers for use in connection with any such resale of the new notes.

        Except as described in the prior paragraph, holders may not use this prospectus for an offer to resell, for the resale of or for any other retransfer of new notes.

Terms of the exchange offer

        Upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, we will accept for exchange any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., Eastern time, on the expiration date, which we may extend as described in this prospectus. We refer to the date of acceptance for exchange of the old notes, and completion of the exchange offer, as the "exchange date," which will be the third business day following the expiration date. We will issue, on or promptly after the exchange date, an aggregate principal amount of up to $200.0 million of new notes for a like principal amount of outstanding old notes tendered and accepted in connection with the exchange offer. The new notes issued in connection with the exchange offer will be delivered promptly following the exchange date. Holders may tender some or all of their old notes in connection with the exchange offer, but only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The exchange offer is not conditioned upon any minimum amount of old notes being tendered for exchange.

        The terms of the new notes will be identical in all material respects to the terms of the old notes, except that:

  •
  we have registered the new notes under the Securities Act and therefore these notes will not bear legends restricting their transfer, and

  •
  specified rights under the registration rights agreement, including the provisions providing for registration rights and payment of additional interest in specified circumstances relating to the exchange offer, will be limited or eliminated.

        The new notes will evidence the same debt as the old notes. The new notes will be issued under the same indenture and will be entitled to the same benefits under that indenture as the old notes being exchanged. As of the date of this prospectus, $200.0 million in aggregate principal amount of the old notes are outstanding. Old notes accepted for exchange will be retired and cancelled and not reissued.

        In connection with the issuance of the old notes, we arranged for the old notes originally purchased by qualified institutional buyers (as defined in Rule 144A under the Securities Act) and those sold to non-U.S. persons in reliance on Regulation S under the Securities Act to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. Except as described under "Book-entry settlement and clearance," we will issue the new notes in the form of global notes registered in the name of DTC or its nominee and each beneficial owner's interest in it will be transferable in book-entry form through DTC.

        Holders of old notes do not have any appraisal or dissenters' rights in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act, the rules and regulations of the SEC and state securities laws.

        We will be considered to have accepted validly tendered old notes if and when we have given oral or written notice to that effect to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

        If we do not accept any tendered old notes for exchange because of an invalid tender, the occurrence of the other events described in this prospectus or otherwise, these old notes will be credited to the tendering holder's account at DTC or, if the withdrawn old notes are held in certificated form, will be returned to the tendering holder, without expense to the tendering holder.

        Holders who tender old notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on the exchange of old notes in connection with the exchange offer. We will pay all charges and expenses, other than the applicable taxes described in the section "—Fees and expenses" below, in connection with the exchange offer.

        If we successfully complete the exchange offer, any old notes which holders do not tender or which we do not accept in the exchange offer will remain outstanding and continue to accrue interest. The holders of old notes after the exchange offer in general will not have further rights under the registration rights agreement, including registration rights and any rights to additional interest. Holders of old notes wishing to transfer their old notes would have to rely on exemptions from the registration requirements of the Securities Act.

Expiration date; extensions; amendments

        The expiration date for the exchange offer is 5:00 p.m., Eastern time, on            , 2010. We may extend this expiration date in our sole discretion. If we so extend the expiration date, the term "expiration date" will mean the latest date and time to which we extend the exchange offer.

        We reserve the right, in our sole discretion:

  •
  to delay accepting any old notes,

  •
  to extend the exchange offer,

  •
  to terminate the exchange offer if, in our sole judgment, any of the conditions described below are not satisfied, or

  •
  to amend the terms of the exchange offer in any manner.

        We will give oral or written notice of any delay, extension or termination to the exchange agent. In addition, we will give, as promptly as practicable, oral or written notice regarding any delay in acceptance, extension or termination of the offer to the registered holders of old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, or if we waive a material condition, or if any other material change occurs in the information contained herein, we will promptly disclose the amendment, waiver or other material change in a manner reasonably calculated to inform the holders of old notes of the amendment, waiver or other material change and we will extend the offer to the extent required by law or SEC rules and regulations.

        Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination, amendment or waiver regarding the exchange offer, we will have no obligation to publish, advertise or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

Interest on the new notes

        Interest on the new notes will accrue at the rate of 8.375% per annum on the principal amount, payable semiannually in arrears on April 15 and October 15, commencing on October 15, 2010. In order to avoid duplicative payment of interest, all interest accrued on old notes that are accepted for exchange before October 15, 2010 will be superseded by the interest that is deemed to have accrued on the new notes from April 12, 2010 through the exchange date.

Conditions to the exchange offer

        Registration conditions.    Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, consummation of the exchange offer is subject to the following registration conditions, which we cannot waive:

  •
  the registration statement of which this prospectus forms a part shall have been declared effective by the SEC,

  •
  no stop order suspending the effectiveness of the registration statement will have been issued, and

  •
  no proceedings for that purpose will have been instituted or be pending or, to our knowledge, be contemplated or threatened by the SEC.

        General conditions.    Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange new notes for, any old notes and we may terminate the exchange offer as provided in this prospectus before the acceptance of the old notes, if:

  •
  the exchange offer, or the making of any exchange by a holder, violates, in our reasonable judgment, any applicable law, rule or regulation or any applicable interpretation of the staff of the SEC,

  •
  any action or proceeding shall have been instituted or threatened with respect to the exchange offer which, in our reasonable judgment, would impair our ability to proceed with the exchange offer, or

  •
  we have not obtained any governmental approval which we, in our reasonable judgment, consider necessary for the completion of the exchange offer as contemplated by this prospectus.

        The conditions listed under "General conditions" are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our sole discretion in whole or in part at any time prior to the expiration of the exchange offer, except for waivers of government approvals which we may make after the expiration of the exchange offer. A failure on our part to exercise any of the above rights will not constitute a waiver of that right, and that right will be considered an ongoing right which we may assert at any time and from time to time.

        If we determine in our sole discretion that any of the events listed above has occurred, we may, subject to applicable law:

  •
  refuse to accept any old notes and return all tendered old notes to the tendering holders,

  •
  extend the exchange offer and retain all old notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw these old notes, or

  •
  waive unsatisfied conditions listed under "General conditions" above and accept all properly tendered old notes which have not been withdrawn.

        Any determination by us concerning the above events will be final and binding.

        In addition, we reserve the right in our sole discretion to:

  •
  purchase or make offers for any old notes that remain outstanding subsequent to the expiration date, and

  •
  to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions or otherwise.

        The terms of any such purchases or offers may differ from the terms of the exchange offer.

Procedures for tendering

        Except in limited circumstances, only a DTC participant listed on a DTC securities position listing with respect to the old notes may tender old notes in the exchange offer. To tender old notes in the exchange offer, holders of old notes that are DTC participants may follow the procedures for book-entry transfer as set forth below under "—Book-entry transfer" and in the letter of transmittal.

        In addition, one of the following conditions must be satisfied for your old notes to be validly tendered for exchange:

  •
  the exchange agent must receive, before expiration of the exchange offer, a timely confirmation of book-entry transfer of old notes into the exchange agent's account at DTC according to DTC's standard operating procedures for electronic tenders and a properly transmitted agent's message as described below, or

  •
  the exchange agent must receive, before expiration of the exchange offer, any corresponding certificate or certificates representing old notes along with the letter of transmittal, or

  •
  the holder must comply, before expiration of the exchange offer, with the guaranteed delivery procedures described below.

        The tender by a holder of old notes will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. If less than all of the old notes held by a holder are tendered, the tendering holder should fill in the amount of old notes being tendered in the specified box on the letter of transmittal. The entire amount of old notes delivered or transferred to the exchange agent will be deemed to have been tendered unless otherwise indicated.

        The method of delivery of old notes, the letter of transmittal and all other required documents or transmission of an agent's message, as described under "—Book-entry transfer," to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure timely delivery to the exchange agent prior to the expiration of the exchange offer. No letter of transmittal or old notes should be sent to us or DTC. Delivery of documents to DTC in accordance with its procedures will not constitute delivery to the exchange agent.

        Any beneficial holder whose old notes are registered in the name of its broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on its behalf. If the beneficial holder wishes to tender on its own behalf, the beneficial holder must, prior to completing and executing the letter of transmittal and delivering its old notes, either:

  •
  make appropriate arrangements to register ownership of the old notes in the holder's name, or

  •
  obtain a properly completed bond power from the registered holder.

        The transfer of record ownership may take considerable time and may not be completed prior to the expiration date.

        Signatures on a letter of transmittal or a notice of withdrawal, as described in "—Withdrawal of tenders" below, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution," within the meaning of Rule 17Ad-15 under the Exchange Act, which we refer to in this prospectus as an "eligible institution," unless the old notes are tendered:

  •
  by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

  •
  for the account of an eligible institution.

        If the letter of transmittal is signed by a person other than the registered holder of any old notes listed therein, the old notes must be endorsed or accompanied by appropriate bond powers which authorize the person to tender the old notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the old notes. If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing and, unless waived by us, they should submit evidence satisfactory to us of their authority to so act with the letter of transmittal.

        We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered old notes. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular old notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, holders must cure any defects or irregularities in connection with tenders of old notes within a period we will determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of old notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give this notification. We will not consider tenders of old notes to have been validly made until these defects or irregularities have been cured or waived. The exchange agent will credit to the tendering holder's account at DTC or return to the tendering holder, as applicable, any old notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

        In addition, we reserve the right, as set forth above under "—Conditions to the exchange offer," to terminate the exchange offer.

        By tendering, each holder represents to us, among other things, that:

  •
  the holder acquired new notes pursuant to the exchange offer in the ordinary course of its business,

  •
  the holder has no arrangement or understanding with any person to participate in the distribution of the new notes within the meaning of the Securities Act,

  •
  the holder is not an "affiliate," as defined in Rule 405 under the Securities Act, of ours, and

  •
  if the holder is not a broker-dealer, such holder is not engaged in and does not intend to engage in the distribution of the new notes.

        If the holder is a broker-dealer which will receive new notes for its own account in exchange for old notes acquired by the broker-dealer as a result of market-making activities or other trading activities, the holder must acknowledge that it will deliver a prospectus in connection with any resale of the new notes.

Book-entry transfer

        We understand that the exchange agent will make a request promptly after the date of this prospectus to establish an account with respect to the old notes at DTC for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC's system, including Euroclear Bank S.A./N.V. ("Euroclear") and Clearstream Banking société anonyme ("Clearstream"), may make book-entry delivery of old notes by causing DTC to transfer old notes into the exchange agent's DTC account in accordance with DTC's Automated Tender Offer Program procedures for the transfer. The exchange of new notes for tendered old notes will only be made after a timely confirmation of a book-entry transfer of the old notes into the exchange agent's account and timely receipt by the exchange agent of an agent's message.

        The term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant tendering old notes that the participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant. Delivery of an agent's message will also constitute an acknowledgment from the tendering DTC participant that the representations contained in the letter of transmittal and described under "—Resale of new notes" above are true and correct.

Guaranteed delivery procedures

        The following guaranteed delivery procedures are intended for holders who wish to tender their old notes but:

  •
  their old notes are not immediately available,

  •
  who cannot deliver their old notes, the letter of transmittal, or any other required documents to the exchange agent prior to the expiration date, or

  •
  who cannot complete the procedure under DTC's standard operating procedures for electronic tenders before expiration of the exchange offer.

        The following conditions must be met to tender old notes through the guaranteed delivery procedures:

  •
  the tender must be made through an eligible institution,

  •
  before expiration of the exchange offer, the exchange agent must receive from the eligible institution either a properly completed and duly executed notice of guaranteed delivery substantially in the form accompanying this prospectus, by facsimile transmission, mail or hand delivery, or a properly transmitted agent's message in lieu of notice of guaranteed delivery:

  •
  setting forth the name and address of the holder, the certificate number or numbers of the old notes tendered and the principal amount of old notes tendered,

  •
  stating that the tender offer is being made by guaranteed delivery, and

  •
  guaranteeing that, within three business days after the expiration date, the letter of transmittal, or facsimile of the letter of transmittal, together with the old notes tendered or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent, and

  •
  the exchange agent must receive the properly completed and executed letter of transmittal, or a facsimile of the letter of transmittal, as well as all tendered old notes in proper form for transfer or a book-entry confirmation, and any other documents required by the letter of transmittal, within three business days after the expiration date.

        Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

Withdrawal of tenders

        Your tender of old notes pursuant to the exchange offer is irrevocable except as otherwise provided in this section. You may withdraw tenders of old notes at any time prior to 5:00 p.m., Eastern time, on the expiration date (including any extensions thereof). In addition, if not previously returned, you may withdraw any old notes tendered in the exchange offer that are not accepted by us for exchange after            , 2010.

        For a withdrawal to be effective:

  •
  the exchange agent must receive a written notice, which may be by facsimile transmission or letter, of withdrawal at the address set forth below under "—Exchange agent," or

  •
  for DTC participants, holders must comply with DTC's standard operating procedures for electronic tenders and the exchange agent must receive an electronic notice of withdrawal from DTC.

        Any notice of withdrawal must:

  •
  specify the name of the person who tendered the old notes to be withdrawn,

  •
  identify the old notes to be withdrawn, including the certificate number or numbers and principal amount of the old notes to be withdrawn,

  •
  be signed by the person who tendered the old notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees, and

  •
  specify the name in which the old notes are to be re-registered, if different from that of the withdrawing holder.

        If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of the applicable facility. We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, for withdrawal notices, and our determination will be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued with respect to them unless the old notes so withdrawn are validly re-tendered. Any old notes which have been tendered but which are not accepted for exchange will be returned to the holder without cost to the holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be re-tendered by following the procedures described above under "—Procedures for tendering" at any time prior to the expiration date.

Exchange agent

        We have appointed The Bank of New York Mellon Trust Company, N.A. as exchange agent in connection with the exchange offer. Holders should direct questions, requests for assistance and for additional copies of this prospectus, the letter of transmittal or notices of guaranteed delivery to the exchange agent addressed as follows:

By Registered or Certified Mail, Overnight Courier or
Hand Delivery:
The Bank of New York Mellon Trust Company, N.A.
c/o The Bank of New York Mellon
Corporate Trust Operations—Reorganization Unit
101 Barclay Street, Floor 7E
New York, NY 10286

By Facsimile:
(212) 298-1915
Attn: Corporate Trust Operations—Reorganization Unit

Confirm by Telephone:
(212) 815-5788

        Delivery of a letter of transmittal to any address or facsimile number other than the one set forth above will not constitute a valid delivery.

Fees and expenses

        We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will pay the exchange agent for its related reasonable out-of-pocket expenses, including accounting and legal fees. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the old notes and in handling or forwarding tenders for exchange.

        Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes. If, however:

  •
  new notes are to be delivered to, or issued in the name of, any person other than the registered holder of the old notes tendered, or

  •
  tendered old notes are registered in the name of any person other than the person signing the letter of transmittal, or

  •
  a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer,

then the tendering holder must pay the amount of any transfer taxes due, whether imposed on the registered holder or any other persons. If the tendering holder does not submit satisfactory evidence of payment of these taxes or exemption from them with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Consequences of failures to validly tender old notes in the exchange offer

        We will issue the new notes in exchange for old notes under the exchange offer only after timely receipt by the exchange agent of the old notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, holders of the old notes desiring to tender old notes in exchange for new notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of old notes for exchange. Old notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the existing restrictions upon transfer under the Securities Act. Upon completion of the exchange offer, specified rights under the registration rights agreement, including registration rights and any right to additional interest, will be either limited or eliminated.

        Participation in the exchange offer is voluntary. In the event the exchange offer is completed, we will not be required to register the remaining old notes except in the limited circumstances described above under "—Purpose and effect of the exchange offer; registration rights." Remaining old notes will continue to be subject to the following restrictions on transfer:

  •
  holders may resell old notes only if we register the old notes under the Securities Act, if an exemption from registration is available, or if the transaction requires neither registration under nor an exemption from the registration requirements of the Securities Act, and

  •
  the remaining old notes will bear a legend restricting transfer in the absence of registration or an exemption.

        We do not currently anticipate that we will register the remaining old notes under the Securities Act. To the extent that old notes are tendered and accepted in connection with the exchange offer, any trading market for remaining old notes could be adversely affected.

Description of the notes

General

        In this summary, the terms "LIN Television Corporation," "LIN Television," "LIN," "the Company," "we," "us," and "our" refer to LIN Television Corporation and do not refer to any of our subsidiaries. The old notes, together with the new notes, are referred to in this section as the "Notes." You can find the definitions of other terms used in this summary under the subheading "—Certain definitions."

        We issued the old notes, and will issue the new notes, under an indenture, dated as of April 12, 2010 (the "Indenture"), among us, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of that Indenture by reference to the Trust Indenture Act of 1939, as amended. The new notes and old notes will be identical in all material respects, except that the new notes have been registered under the Securities Act and are free of any obligation regarding registration, including the payment of additional interest upon failure to file or have declared effective an exchange offer registration statement or to consummate an exchange offer by specified dates. Accordingly, unless specifically stated to the contrary, the following description applies equally to the old notes and the new notes.

        The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture, because it, and not this description, defines your rights as holders of the notes. The Indenture was filed with the SEC on April 15, 2010 as Exhibit 4.1 to LIN TV's and LIN Television's Current Report on Form 8-K and is incorporated by reference into this prospectus. A copy of the Indenture may be obtained as described in the sections of this prospectus entitled "Incorporation by reference" and "Where to find additional information."

        Principal of, premium, if any, and interest on the old notes are, and on the new notes will be, be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, The City of New York (which initially shall be a corporate trust office of the Trustee or its affiliate in New York, New York), except that, at the option of the Company, payment of interest may be made by check mailed to the address of the holders as such address appears in the Note Register.

        The new notes will be issued in fully registered form only, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Initially, the Trustee will act as Paying Agent and Registrar for the new notes. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar, which initially will be the Trustee's corporate trust office. The Company may change any Paying Agent and Registrar without notice to holders of the Notes.

        The old notes and the new notes will be treated as a single class for all purposes of the Indenture and would vote together as one class on all matters with respect to the Notes.

        Each of the Guarantors will fully and unconditionally guarantee on a joint and several basis (the "Guarantees") all of the Company's obligations under the new notes and the Indenture, including its obligations to pay principal, premium, if any, and interest with respect to the new notes.

Principal, maturity and interest

        The old notes are, and the new notes will be, unsecured, senior obligations of the Company, having an aggregate principal amount of $200,000,000. The Notes will mature on April 15, 2018. The Indenture permits the Company to issue an unlimited amount of additional notes subject to compliance with the terms of the covenant described under "—Certain covenants—Limitation on incurrence of additional indebtedness and issuance of capital stock." Interest on the new notes will accrue at a rate of 8.375% per annum and will be payable in cash semi-annually on each April 15 and October 15, commencing on October 15, 2010, to the holders of record of new notes at the close of business on April 1 and October 1, respectively, immediately preceding such interest payment date. Interest on the new notes will accrue from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from April 12, 2010. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Ranking

        The new notes will:

  •
  be general unsecured, senior obligations of the Company;

  •
  rank senior in right of payment to all existing and future Subordinated Indebtedness of the Company, including the 2013 Notes;

  •
  rank equally in right of payment to any existing and future Senior Indebtedness of the Company, without giving effect to collateral arrangements;

  •
  effectively rank junior to any existing or future secured Indebtedness of the Company, including amounts that may be borrowed under our Senior Credit Facility, to the extent of the value of the collateral securing such Indebtedness; and

  •
  rank structurally junior to the indebtedness and other obligations of our non-guarantor subsidiaries, including any Unrestricted Subsidiaries.

        The Guarantees will:

  •
  be general unsecured, senior obligations of the Guarantors;

  •
  rank senior in right of payment to all existing and future Subordinated Indebtedness of the Guarantors, including their guarantees of the 2013 Notes;

  •
  rank equally in right of payment to any existing and future Senior Indebtedness of the Guarantors, without giving effect to collateral arrangements;

  •
  effectively rank junior to any existing or future secured Indebtedness of the Guarantors, including their guarantees of amounts that may be borrowed under our Senior Credit Facility, to the extent of the value of the collateral securing such Indebtedness; and

  •
  rank structurally junior to the indebtedness and other obligations of our non-guarantor subsidiaries, including any Unrestricted Subsidiaries.

Additional notes

        Subject to the covenant described under "—Certain covenants—Limitation on incurrence of additional indebtedness and issuance of capital stock" below, the Company may issue Additional Notes under the Indenture having the same terms in all respects as the Notes, except that interest may accrue on such Additional Notes from their date of issuance. The Notes and any Additional Notes would be treated as a single class for all purposes of the Indenture and would vote together as one class on all matters with respect to the Notes.

Optional redemption

        Except as described below, the Notes are not redeemable at the option of the Company until after April 15, 2014. At any time prior to April 15, 2014, the Company may redeem all or a portion of the Notes at a price equal to 100% of the aggregate principal amount of Notes to be redeemed plus the

Applicable Premium as of, and accrued and unpaid interest, if any, to the redemption date, subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date.

        The Notes may be redeemed at any time on or after April 15, 2014 in whole or in part, at the option of the Company, at the redemption prices (expressed as a percentage of the principal amount thereof on the applicable redemption date) set forth below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning on April 15 of each of the years set forth below:

Year	Percentage
2014	104.188%
2015	102.094%
2016 and thereafter	100.000%

        In addition, prior to April 15, 2013, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount of the Notes (including the principal amount of any Additional Notes issued under the Indenture) at a redemption price equal to 108.375% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date; provided, however, that after any such redemption, at least 65% of the aggregate principal amount of the Notes originally issued under the Indenture (including the principal amount of any Additional Notes issued under the Indenture) would remain outstanding immediately after giving effect to such redemption. Any such redemption will be required to occur on or prior to the date that is 90 days after the receipt by the Company of the proceeds of an Equity Offering. Notice of any redemption upon any Equity Offering may be given prior to the redemption thereof, and any such redemption or notice may, at the Company's discretion, be subject to completion of the related Equity Offering.

No mandatory redemption or sinking fund

        There will be no mandatory redemption or sinking fund payments for the Notes.

Selection and notice

        If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the applicable depositary and of the principal national securities exchange, if any, on which the Notes are listed or, in the absence of such requirements or if the Notes are not so listed, on a pro rata basis, provided that no such Notes of $2,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Change of control

        Change of control offer.    The Indenture provides that, upon the occurrence of a Change of Control, each holder will have the right to require that the Company purchase all or a portion of such holder's Notes in cash pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

        The Indenture provides that, prior to the mailing of the notice referred to below, but in any event within 30 days following the date on which the Company becomes aware that a Change of Control has occurred, if the purchase of the Notes would violate or constitute a default under any other Indebtedness of the Company, then the Company shall, to the extent needed to permit such purchase of Notes, either (i) repay all such Indebtedness and terminate all commitments outstanding thereunder or (ii) obtain the requisite consents, if any, under such Indebtedness to permit the purchase of the Notes as provided below. The Company will first comply with the covenant in the preceding sentence before it will be required to make the Change of Control Offer or purchase the Notes pursuant to the provisions described below.

        Within 30 days following the date on which the Company becomes aware that a Change of Control has occurred, unless the Company has previously or concurrently mailed a redemption notice with respect to all of the outstanding Notes, as described above under "—Optional redemption," the Company must send, by first-class mail postage prepaid, a notice to each holder of Notes, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes to the Paying Agent and Registrar for the Notes at the address specified in the notice prior to the close of business on the business day prior to the Change of Control Payment Date.

        The Company will not be required to make a Change of Control Offer as described above if a third party makes a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the immediately preceding paragraph and the other requirements contained in the Indenture (including those described in the following paragraphs) applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn pursuant to such Change of Control Offer.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, to the extent applicable in connection with the purchase of Notes pursuant to a Change of Control Offer.

        The Change of Control Offer requirement is not intended to afford holders of Notes protection in the event of certain highly leveraged transactions, reorganizations, restructurings, mergers and other similar transactions that might adversely affect the holders of Notes but would not constitute a Change of Control. The Company could, in the future, enter into certain transactions, including certain recapitalizations of the Company, that would not constitute a Change of Control that triggers the Company's obligation to make a Change of Control Offer, but would increase the amount of Indebtedness outstanding at such time. However, the Indenture contains limitations on the ability of the Company to incur additional Indebtedness and to engage in certain mergers, consolidations and sales of assets, whether or not a Change of Control is involved, subject, in each case, to limitations and qualifications. See "—Certain covenants—Limitation on incurrence of additional indebtedness and issuance of capital stock" and "—Certain covenants—Merger, consolidation and sale of assets" below.

        With respect to the sale of "substantially all" the assets of the Company, which would constitute a Change of Control for purposes of the Indenture, the meaning of the phrase "substantially all" varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "substantially all" of the assets of the Company and, therefore, it may be unclear whether a Change of Control has occurred and whether the Notes should be subject to a Change of Control Offer. Further, Change of Control will be defined in the Indenture to include any transaction as a result of which a majority of the board of directors of the Company or LIN TV consists of persons who are not Continuing Directors. See "—Certain definitions." In a recent decision, the Chancery

Court of Delaware raised the possibility that a change of control as a result of a failure to have "continuing directors" comprising a majority of the board of directors may be unenforceable on public policy grounds. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a Change of Control has occurred and whether the Company is required to make a Change of Control Offer following a transaction that results in Continuing Directors comprising less than a majority of the board of directors of the Company or LIN TV.

        The occurrence of certain of the events that would constitute a Change of Control would constitute a default under the Senior Credit Facility. Moreover, the Company's ability to pay cash to the holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases or redemptions. Even if sufficient funds were otherwise available, the terms of the Senior Credit Facility may prohibit the Company's prepayment of Notes prior to their scheduled maturity. Consequently, if the Company is not able to prepay the Indebtedness under the Senior Credit Facility or obtain the requisite consents of the lenders thereunder, the Company will be unable to fulfill its repurchase obligations if holders of Notes exercise their repurchase rights following a Change of Control. Any such inability to repurchase the Notes would result in a Default under the Indenture. See "Risk factors—Risks related to the new notes—Upon a change of control, we may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the new notes, which would violate the terms of the new notes."

        None of the provisions in the Indenture relating to a purchase of Notes upon a Change of Control will be waivable by the board of directors of the Company. Without the consent of each holder of Notes affected thereby, after the mailing of the notice of a Change of Control Offer, no amendment to the Indenture may, directly or indirectly, affect the Company's obligation to purchase the outstanding Notes or amend, modify or change the obligation of the Company to consummate a Change of Control Offer or waive any default in the performance thereof or modify any of the defined terms used in the Indenture to establish the Company's obligations with respect to a Change of Control Offer.

Guarantees of the notes

        The Guarantees will be unsecured senior obligations of the Guarantors and will rank senior to all subordinated indebtedness of the Guarantors, including the guarantees of the Guarantors of the 2013 Notes. The Guarantors have also guaranteed all of our obligations under the Senior Credit Facility, and each Subsidiary Guarantor has granted a security interest in all or substantially all of its assets to secure the obligations under the Senior Credit Facility. The obligations of each Guarantor under the Guarantees are limited by applicable federal and state fraudulent conveyance and fraudulent transfer laws. See "Risk factors—Risks related to the new notes—A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the new notes from relying on that subsidiary to satisfy claims." Each Guarantor that makes a payment or distribution under a Guarantee will be entitled to a contribution from each other Guarantor in a pro rata amount, based on the net assets of each Guarantor determined in accordance with GAAP.

        The Indenture requires the Company to cause each domestic Restricted Subsidiary that is formed or acquired after the Issue Date (other than any Immaterial Subsidiary) to (i) execute and deliver to the Trustee a supplemental indenture in a form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall become a party to the Indenture and thereby unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms set forth therein and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary (which opinion may be subject to customary assumptions and qualifications). Thereafter, such Restricted Subsidiary shall (unless released in accordance with the terms of the Indenture) be a Guarantor for all purposes of the Indenture.

        Each Guarantee will be a continuing guarantee and will (a) remain in full force and effect until payment of all of the obligations covered thereby, except as provided below, (b) be binding upon each Guarantor and (c) inure to the benefit of and be enforceable by the Trustee, holders of the Notes and their successors, transferees and assigns.

        Each Guarantor will be released and discharged of its Guarantee obligations in respect of the Indenture and the Notes if the Notes are defeased in accordance with the terms of the Indenture. See "—Satisfaction and discharge of indenture; defeasance." The Indenture also provides that if all or substantially all of the assets of any Subsidiary Guarantor or all of the equity interest in any Subsidiary Guarantor are sold (including through merger, consolidation, by issuance or otherwise) by the Company in a transaction constituting an Asset Sale, and if (x) the Net Cash Proceeds from such Asset Sale are used in accordance with the covenant described under "—Certain covenants—Limitation on asset sales" or (y) the Company delivers to the Trustee an Officers' Certificate to the effect that the Net Cash Proceeds from such Asset Sale will be used in accordance with the covenant described under "—Certain covenants—Limitation on asset sales" and within the time limits specified by such covenant, then such Subsidiary Guarantor (in the event of a sale or other disposition of all of the equity interests of such Subsidiary Guarantor) or the Person acquiring the assets (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released and discharged of its Guarantee obligations in respect of the Indenture and the Notes.

        Any Subsidiary Guarantor that is designated an Unrestricted Subsidiary will, upon such designation, be released and discharged of its Guarantee obligations in respect of the Indenture and the Notes, and any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary will, upon such redesignation, be required to become a Subsidiary Guarantor. If the Company designates any Restricted Subsidiary as an Unrestricted Subsidiary (or designates any newly acquired Subsidiary as an Unrestricted Subsidiary), neither the Company nor any of its Restricted Subsidiaries will be permitted under the Indenture to provide any credit support for any Indebtedness or other Obligations of the Unrestricted Subsidiary or become directly or indirectly liable for any Indebtedness or other Obligations of such Unrestricted Subsidiary.

Certain covenants

        Limitation on incurrence of additional indebtedness and issuance of capital stock.    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (other than Permitted Indebtedness) and the Company will not issue any Disqualified Capital Stock and its Restricted Subsidiaries will not issue any Preferred Stock (except Preferred Stock issued to the Company or a Restricted Subsidiary of the Company so long as it is so held); provided, however, that the Company and its Restricted Subsidiaries that are Guarantors may incur Indebtedness or issue shares of such Capital Stock if, in either case, (i) the Company's Leverage Ratio at the time of incurrence of such Indebtedness or the issuance of such Capital Stock, as the case may be, after giving pro forma effect to such incurrence or issuance as of such date and to the use of proceeds therefrom is less than 7.0 to 1 and (ii) in the case of any incurrence of Senior Indebtedness, the Company's Senior Leverage Ratio at the time of incurrence of such Senior Indebtedness, after giving pro forma effect to such incurrence and to the use of proceeds therefrom, is less than 5.5 to 1.

        For purposes of determining compliance with this covenant:

        (1)   in the event that an item of Indebtedness, Disqualified Capital Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of Permitted Indebtedness, Disqualified Capital Stock or Preferred Stock described in clauses (i) through (xiii) of the definition of "Permitted Indebtedness" or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Capital Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Capital Stock or Preferred Stock in one of such clauses; provided that all Indebtedness outstanding under the Senior Credit Facility on the Issue Date will at all times be deemed to be outstanding in reliance on clause (ii) of the definition of "Permitted Indebtedness"; and

        (2)   at the time of incurrence, the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first paragraph of this covenant above and the definition of "Permitted Indebtedness."

        Limitation on restricted payments.    The Indenture provides that:

        (a)   the Company will not, and will not cause or permit any of its Restricted Subsidiaries, to, directly or indirectly, make any Restricted Payment unless at the time of such Restricted Payment and immediately after giving effect thereto:

            (i)  no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

           (ii)  the Company is able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on incurrence of additional indebtedness and issuance of capital stock" covenant; and

          (iii)  the aggregate amount of Restricted Payments made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined by the board of directors of the Company in good faith) does not exceed the sum of:

            (A)(x)  100% of the aggregate Consolidated Cash Flow of the Company (or, in the event such Consolidated Cash Flow shall be a deficit, minus 100% of such deficit) accrued subsequent to January 1, 2010 to the most recent date for which internal financial statements are available to the Company, taken as one accounting period, less (y) 1.4 times Consolidated Interest Expense for the same period, plus

            (B)  100% of the aggregate net proceeds, including the fair market value of property other than cash as determined by the board of directors of the Company in good faith, received subsequent to the Issue Date by the Company from any Person (other than a Restricted Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of the Company, plus the proceeds from the issuance and sale of any securities convertible into or exchangeable for Qualified Capital Stock to the extent such securities are so converted or exchanged and any additional proceeds received by the Company upon such conversion or exchange (but excluding (I) any net proceeds from issuances and sales financed directly or indirectly using funds borrowed from the Company or any Restricted Subsidiary of the Company, until and to the extent such borrowing is repaid, (II) any net proceeds received from issuances and sales that are used to consummate a transaction described in clause (ii) of paragraph (b) below, and (III) any net proceeds received from issuances and sales of Designated Preferred Stock), plus

            (C)  without duplication of any amount included in clause (iii)(B) above, 100% of the aggregate net proceeds, including the fair market value of property other than cash (valued as provided in clause (iii)(B) above), received by the Company as a capital contribution subsequent to the Issue Date, plus

            (D)  the amount equal to the net reduction in Investments (other than Permitted Investments) made by the Company or any of its Restricted Subsidiaries in any Person resulting from, and without duplication, (I) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser and repayments of loans or advances or other transfers of assets by such Person to the Company or any Restricted Subsidiary of the Company or (II) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Restricted Subsidiary, the amount of Investments previously made by the Company or any of its Restricted Subsidiaries in such Unrestricted Subsidiary, which amount was included in the calculation of Restricted Payments; provided, however, that no amount shall be included under this clause (D) to the extent it is already included in Consolidated Cash Flow, plus

            (E)  $25,000,000.

        (b)   Notwithstanding the foregoing, these provisions do not prohibit:

            (i)  the payment of any dividend or the making of any distribution within 60 days after the date of its declaration if such dividend or distribution would have been permitted on the date of declaration;

           (ii)  the purchase, repurchase, redemption, defeasance, refinancing or other acquisition or retirement of any Capital Stock of the Company, any warrants, options or other rights to acquire shares of any class of such Capital Stock, or any Subordinated Indebtedness of the Company or of any Guarantor, either (w) solely in exchange for shares of Qualified Capital Stock or warrants, options or other rights to acquire Qualified Capital Stock, (x) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of shares of, or a capital contribution in respect of, Qualified Capital Stock or warrants, options or other rights to acquire Qualified Capital Stock, (y) in the case of Disqualified Capital Stock, solely in exchange for, or through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of, Disqualified Capital Stock, Qualified Capital Stock or of a capital contribution in respect of Qualified Capital Stock or (z) in the case of Subordinated Indebtedness, solely in exchange for, or through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of, Indebtedness or Disqualified Capital Stock of the Company or such Guarantor, in each case incurred either pursuant to the proviso of the first paragraph of the covenant described under "—Limitation on incurrence of additional indebtedness and issuances of capital stock" or clause (vi) (Refinancing Indebtedness) of the definition of Permitted Indebtedness;

          (iii)  payments by the Company to fund the payment by any company as to which the Company is, directly or indirectly, a Subsidiary (a "Holding Company") of audit, accounting, legal or other similar expenses, to pay franchise or other similar taxes and to pay other corporate overhead expenses, so long as such dividends are paid as and when needed by its respective direct or indirect Holding Company and so long as the aggregate amount of payments pursuant to this clause (iii) does not exceed $3,000,000 in any calendar year;

          (iv)  payments by the Company to repurchase, or to enable a Holding Company to repurchase, Capital Stock or other securities from employees of the Company or a Holding Company in an aggregate amount that does not exceed $2.5 million in any calendar year; provided that any unused amounts in any calendar year may be carried forward one calendar year;

           (v)  payments, not to exceed $500,000 in the aggregate since the Issue Date, to enable the Company or a Holding Company to make cash payments to holders of its Capital Stock in lieu of the issuance of fractional shares of its Capital Stock;

          (vi)  payments by the Company to fund the payment of taxes of a Holding Company for a given taxable year in an amount equal to the Company's "separate return liability," as if the Company were the parent of a consolidated group (for purposes of this clause (vi) "separate return liability" for a given taxable year shall mean the hypothetical United States tax liability of the Company defined as if the Company had filed its own U.S. federal tax return for such taxable year);

         (vii)  the declaration and payment of dividends to holders of any class or series of Disqualified Capital Stock of the Company or any of its Restricted Subsidiaries issued in accordance with the covenant described under "—Limitation on incurrence of additional indebtedness and issuance of capital stock" to the extent such dividends are included in the definition of "Consolidated Interest Expense";

        (viii)  (A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Capital Stock) issued by the Company after the Issue Date; provided that the amount of dividends paid pursuant to this clause (A) shall not exceed the aggregate amount of net cash proceeds from the sale of such Designated Preferred Stock, or

            (B)  the declaration and payment of dividends to a direct or indirect parent of the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Capital Stock) of such parent issued after the Issue Date; provided that the amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock;

          (ix)  the repurchase of shares of Capital Stock that may be deemed to occur upon the exercise of stock options or the vesting of restricted stock or restricted stock units to the extent such shares of Capital Stock represent a portion of the exercise price of those stock options or the withholding tax obligations with respect to such exercise or vesting; and

           (x)  repurchases of Subordinated Indebtedness (including the 2013 Notes) at a purchase price not greater than (A) 101% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control or (B) 100% of the principal amount of such Subordinated Indebtedness in the event of an Asset Sale, in each case plus accrued interest, in connection with any change of control offer or asset sale offer required by the terms of such Subordinated Indebtedness; provided, however, that (x) in the case of a Change of Control, the Company has first complied with and fully satisfied its obligations under the covenant described under "—Change of control," and (y) in the case of an Asset Sale, the Company has first complied with and fully satisfied its obligations under the covenant described under "—Limitation on asset sales";

provided, however, that in the case of clauses (iv) and (v), no Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, amounts expended pursuant to clauses (i), (iv) and (v) shall be included in such calculation.

        As of the issue date of the new notes, all of our Subsidiaries will be Restricted Subsidiaries. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding

Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined in accordance with the last sentence of the definition of "Investment." Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or pursuant to the definition of "Permitted Investments," and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture. The Indenture provides that we may not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of "Unrestricted Subsidiary."

        Limitation on liens.    The Indenture provides that the Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or assume any Lien (other than Permitted Liens) securing Indebtedness on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income or profit therefrom, unless contemporaneously therewith effective provision is made, in the case of the Company or a Restricted Subsidiary that is not a Guarantor, to secure the Notes and all other amounts due under the Indenture, and in the case of a Restricted Subsidiary that is a Guarantor, to secure such Restricted Subsidiary's Guarantee of the Notes and all other amounts due under the Indenture, equally and ratably with such Indebtedness (or, in the event that such Indebtedness is subordinated in right of payment to the Notes or such Subsidiary's Guarantee, prior to such Indebtedness) with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien.

        Merger, consolidation and sale of assets.    The Indenture provides that the Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's assets determined on a consolidated basis for the Company, to another Person or adopt a plan of liquidation unless:

          (i)  either (1) the Company is the Surviving Person or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety or in the case of a plan of liquidation, the Person to which assets of the Company have been transferred, shall be a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia;

         (ii)  such Surviving Person shall assume all of the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

        (iii)  immediately after giving effect to such transaction and the use of the proceeds therefrom (on a pro forma basis, including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with such transaction), (x) no Default or Event of Default shall have occurred and be continuing and (y) the Company (in the case of clause (1) of the foregoing clause (i)) or such Person (in the case of clause (2) of the foregoing clause (i)) shall be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on incurrence of additional indebtedness and issuance of capital stock" covenant; and

        (iv)  the Company has delivered to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries, the Capital Stock or assets of which constitutes all or substantially all of the properties or assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company. Notwithstanding and without compliance with the foregoing clauses (ii) and (iii) above, (1) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (2) the Company may merge with an Affiliate thereof organized solely for the purpose of reorganizing the Company in another jurisdiction in the U.S. to realize tax or other benefits.

        In the event of any transaction (other than a license or lease) described in and complying with the conditions listed in the immediately preceding paragraph in which the Company, as the case may be, is not the Surviving Person and the Surviving Person is to assume all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company, as the case may be, and the Company shall be discharged from its Obligations under the Indenture and the Notes.

        In addition, no Guarantor will, and the Company will not permit any Guarantor to, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of such Subsidiary Guarantor's assets to another Person (other than the Company or another Guarantor) or adopt a plan of liquidation unless:

        (1)   (a) the Surviving Person shall be a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia and such Person (if not such Guarantor) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of such Guarantor under its Guarantee, and (b) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; or

        (2)   the transaction is made in compliance with the covenants described under "—Guarantees by restricted subsidiaries" and "—Limitation on asset sales."

        Limitation on asset sales.    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (i)  the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by management of the Company or, if such Asset Sale involves consideration in excess of $10,000,000, by the board of directors of the Company, as evidenced by a board resolution),

         (ii)  at least 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Sale is in the form of cash or Cash Equivalents and is received at the time of such disposition. For purposes of this provision, each of the following will be deemed to be cash:

          (A)  any liabilities, as shown on the Company's most recent consolidated balance sheet or notes thereto, of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed or discharged by the transferee of any such assets pursuant to a customary novation, release or indemnity agreement that releases the Company or such Restricted Subsidiary from or indemnifies against further liability; and

          (B)  any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are, within 210 days, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

        (iii)  upon the consummation of an Asset Sale, the Company applies, or causes such Restricted Subsidiary to apply, the Net Cash Proceeds of such Asset Sale within 360 days of receipt thereof either:

          (A)  to repay any (I) Secured Indebtedness of the Company or any Restricted Subsidiary of the Company (and, to the extent such Secured Indebtedness relates to principal under a revolving credit or similar facility, to obtain a corresponding reduction in the commitments thereunder, except that the Company may temporarily repay such Secured Indebtedness using the Net Cash Proceeds from such Asset Sale and thereafter use such funds to reinvest pursuant to clause (B) below within the period set forth therein without having to obtain a corresponding reduction in the commitments thereunder) or (II) Indebtedness of Restricted Subsidiaries that are not Guarantors;

          (B)  to reinvest, or to be contractually committed to reinvest pursuant to a binding agreement, in Productive Assets and, in the latter case, to have so reinvested within 540 days of the date of receipt of such Net Cash Proceeds; or

          (C)  to purchase Notes and other Pari Passu Indebtedness, pro rata, tendered to the Company for purchase at a price equal to 100% of the principal amount thereof (or the accreted value of such Notes or other Pari Passu Indebtedness, if such Notes or other Pari Passu Indebtedness was issued at a discount) plus accrued interest thereon, if any, to the date of purchase pursuant to an offer to purchase made by the Company as set forth below (a "Net Proceeds Offer"); provided, however, that the Company may defer making a Net Proceeds Offer until the aggregate Net Cash Proceeds from Asset Sales not otherwise applied in accordance with this covenant equal or exceed $20,000,000.

        Subject to the deferral right set forth in the final proviso of the preceding paragraph, each notice of a Net Proceeds Offer will be mailed, by first-class mail, to holders of Notes not more than 360 days after the relevant Asset Sale or, in the event the Company or a Restricted Subsidiary has entered into a binding agreement as provided in (B) above, within 360 days following the termination of such agreement but in no event later than 540 days after the relevant Asset Sale. Such notice will specify, among other things, the purchase date (which will be no earlier than 30 days nor later than 45 days from the date such notice is mailed, except as otherwise required by law) and will otherwise comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, holders of Notes may elect to tender their Notes in whole or in part in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. To the extent holders properly tender Notes in an amount which, together with all other Pari Passu Indebtedness so tendered, exceeds the Net Proceeds Offer, Notes and other Pari Passu Indebtedness of tendering holders will be repurchased on a pro rata basis in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof (based upon the aggregate principal amount tendered). To the extent that the aggregate principal amount of Notes tendered pursuant to any Net Proceeds Offer, which, together with the aggregate principal amount of all other Pari Passu Indebtedness so tendered, is less than the amount of Net Cash Proceeds subject to such Net Proceeds Offer, the Company may use any remaining portion of such Net Cash Proceeds not required to fund the repurchase of tendered Notes and other Pari Passu Indebtedness for any purposes not otherwise prohibited by the Indenture. Upon the consummation of any Net Proceeds Offer, the amount of Net Cash Proceeds subject to any future Net Proceeds Offer from the Asset Sales giving rise to such Net Cash Proceeds shall be deemed to be zero.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act to the extent applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer.

        Limitation on asset swaps.    The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swap unless:

          (i)  at the time of entering into such Asset Swap, and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing,

         (ii)  in the event such Asset Swap involves an aggregate amount in excess of $10,000,000, the terms of such Asset Swap have been approved by a majority of the members of the board of directors of the Company, and

        (iii)  in the event such Asset Swap involves an aggregate amount in excess of $50,000,000, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Asset Swap is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

        Limitation on dividend and other payment restrictions affecting restricted subsidiaries.    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to permit to exist or become effective, by operation of the charter of such Restricted Subsidiary or by reason of any agreement, instrument, judgment, decree, rule, order, statute or governmental regulation, any encumbrance or restriction on the ability of any Restricted Subsidiary to:

        (a)   pay dividends or make any other distributions on its Capital Stock;

        (b)   make loans or advances or pay any Indebtedness or other obligation owed to the Company or any of its Restricted Subsidiaries; or

        (c)   transfer any of its property or assets to the Company, except for such encumbrances or restrictions existing under or by reason of:

          (1)   applicable law;

          (2)   the Indenture;

          (3)   customary non-assignment provisions of any lease governing a leasehold interest of the Company or any Restricted Subsidiary;

          (4)   any instrument governing Acquired Indebtedness or Acquired Preferred Stock, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

          (5)   agreements existing on the Issue Date (including the Senior Credit Facility and the 2013 Notes Indenture) as such agreements are from time to time in effect; provided, however, that any amendments or modifications of such agreements that affect the encumbrances or restrictions of the types subject to this covenant shall not result in such encumbrances or restrictions being less favorable to the Company in any material respect, as determined in good faith by the board of directors of the Company, than the provisions as in effect before giving effect to the respective amendment or modification;

          (6)   any restriction with respect to such a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

          (7)   an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above or any other agreement evidencing Indebtedness permitted under the Indenture; provided, however, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement or any such other agreement are no less favorable to the

  Company in any material respect as determined in good faith by the board of directors of the Company than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5);

          (8)   restrictions on the transfer of the assets subject to any Lien imposed by the holder of such Lien;

          (9)   a licensing agreement to the extent such restrictions or encumbrances limit the transfer of property subject to such licensing agreement;

          (10) restrictions relating to Subsidiary Preferred Stock that require that due and payable dividends thereon to be paid in full prior to dividends on such Subsidiary's common stock;

          (11) any agreement or charter provision evidencing Indebtedness or Capital Stock permitted under the Indenture; provided, however, that the provisions relating to such encumbrance or restriction contained in such agreement or charter provision are not less favorable to the Company in any material respect as determined in good faith by the board of directors of the Company than the provisions relating to such encumbrance or restriction contained in the Indenture;

          (12) restrictions on cash, Cash Equivalents or other deposits or net worth imposed under contracts entered into the ordinary course of business, including such restrictions imposed by customers or insurance, surety or bonding companies;

          (13) provisions contained in any license, permit or other accreditation with a regulatory authority entered into the ordinary course of business; or

          (14) customary restrictions under purchase money Indebtedness permitted under clause (xi) of the definition of "Permitted Indebtedness."

        Limitations on transactions with affiliates.    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease, contribution or exchange of any property or the rendering of any service) with or for the benefit of any of its Affiliates (other than transactions between the Company and a Restricted Subsidiary of the Company or among Restricted Subsidiaries of the Company) (an "Affiliate Transaction"), other than Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction on an arm's-length basis from a Person that is not an Affiliate; provided, however, that for a transaction or series of related transactions involving value of $5,000,000 or more, such determination will be made in good faith by a majority of members of the board of directors of the Company and by a majority of the disinterested members of the board of directors of the Company, if any; provided, further, that for a transaction or series of related transactions involving value of $15,000,000 or more, the board of directors of the Company has received an opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair, from a financial point of view, to the Company or such Restricted Subsidiary. The foregoing restrictions will not apply to:

        (1)   directors' fees, indemnification and similar arrangements approved in good faith by the Company's board of directors and payments thereunder;

        (2)   any obligations of the Company under any employment agreement, noncompetition or confidentiality agreement or other similar agreement with any officer or employee of the Company who is an Affiliate and any payments thereunder;

        (3)   Permitted Investments and any Restricted Payment permitted to be made pursuant to the covenant described under "—Limitation on restricted payments";

        (4)   any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors of the Company;

        (5)   loans or advances to employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries consistent with past practices;

        (6)   contributions to the capital of the Company; and

        (7)   any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns, directly or indirectly, an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity.

        Guarantees by restricted subsidiaries.    The Indenture provides that the Company will not create or acquire, nor cause or permit any of its Restricted Subsidiaries, directly or indirectly, to create or acquire, any Subsidiary other than (A) an Unrestricted Subsidiary in accordance with the other terms of the Indenture or (B) a Restricted Subsidiary that, either (i) simultaneously with such creation or acquisition, executes and delivers a supplemental indenture to the Indenture pursuant to which it will become a Subsidiary Guarantor under the Indenture in accordance with "—Guarantees of the notes" above or (ii) does not satisfy the definition of a Subsidiary Guarantor.

        Reports and other information.    Notwithstanding that the Company may not be subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, subject to the following sentence, the Indenture requires the Company to file with the Commission the annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that the Company would have been required to file with the Commission pursuant to such Sections 13(a) or 15(d) if the Company were so subject on or prior to the respective dates by which the Company would have been required to file such reports if the Company were so subject (assuming the Company is a non-accelerated filer), taking into account any permitted extensions of time under the Exchange Act (the "Required Filing Dates"), and make such reports available to the Trustee and holders of the Notes (without exhibits), without cost to each holder, within 15 days after it files them with the Commission; provided, that such obligation to make such reports available to the Trustee and the holders of Notes will be satisfied if such reports are filed through and are available on the Commission's Electronic Data Gathering, Analysis, and Retrieval Filing System (or any successor thereto). Notwithstanding the foregoing, the Company will not be so obligated to file such reports with the Commission if the Commission does not permit such filing, in which event the Company will make available such information to the Trustee and the holders of the Notes, in each case within 15 days after the Required Filing Dates by posting such information to a publicly accessible website on the Company's website.

        In addition, the Company and the Guarantors have agreed that they will make available to the holders and to prospective investors in the Notes, upon the request of such holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act to the extent not satisfied by the foregoing.

Events of default

        The following events are defined in the Indenture as "Events of Default":

          (i)  the failure to pay interest on the Notes when the same becomes due and payable and the Default continues for a period of 30 days;

         (ii)  the failure to pay principal of or premium, if any, on any Notes when such principal or premium, if any, becomes due and payable, at maturity, upon redemption or otherwise;

        (iii)  a default in the observance or performance of any other covenant or agreement contained in the Notes or the Indenture, which default continues for a period of 30 days after the Company receives written notice thereof specifying the default from the Trustee or holders of at least 25% in aggregate principal amount of outstanding Notes;

        (iv)  the failure to pay at the stated maturity (giving effect to any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of any other such Indebtedness in default for failure to pay principal at the final stated maturity (giving effect to any extensions thereof) or which has been accelerated, aggregates $25,000,000 or more at any time in each case after a 10-day period during which such default shall not have been cured or such acceleration rescinded;

         (v)  one or more judgments in an aggregate amount in excess of $25,000,000 (which are not covered by insurance) being rendered against the Company or any of its Significant Restricted Subsidiaries and such judgment or judgments remain undischarged or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable; and

        (vi)  certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Significant Restricted Subsidiaries.

        Upon the happening of any Event of Default specified in the Indenture, but subject to the limitations described under "—Satisfaction and discharge of indenture; defeasance" below, the Trustee may, and the Trustee upon the written request of holders of 25% in principal amount of the outstanding Notes shall, or the holders of at least 25% in principal amount of outstanding Notes may, declare the principal of all the Notes, together with all accrued and unpaid interest and premium, if any, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"). Upon the delivery of an Acceleration Notice to the Company and the Trustee, all such amounts will become immediately due and payable (unless all Events of Default specified in such Acceleration Notice have been cured or waived). If an Event of Default with respect to bankruptcy proceedings relating to the Company or any Significant Restricted Subsidiaries occurs and is continuing, then such amount will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the Notes.

        At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the holders of a majority in principal amount of the Notes then outstanding (by notice to the Trustee) may rescind and cancel such declaration and its consequences if:

          (i)  the rescission would not conflict with any judgment or decree of a court of competent jurisdiction,

         (ii)  all existing Defaults and Events of Default have been cured or waived except nonpayment of principal of or interest on the Notes that has become due solely by such declaration of acceleration,

        (iii)  to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and overdue payments of principal, which has become due otherwise than by such declaration of acceleration has been paid,

        (iv)  the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances, and

         (v)  in the event of the cure or waiver of a Default or Event of Default of the type described in clause (vi) of the first paragraph of "—Events of default" above, the Trustee has received an Officers' Certificate and Opinion of Counsel that such Default or Event of Default has been cured or waived. The holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

        The Company is required to deliver to the Trustee, within 120 days after the end of the Company's fiscal year, a certificate indicating whether the signing officers know of any Default or Event of Default that occurred during the previous year and whether the Company has complied with its obligations under the Indenture. In addition, the Company will be required to notify the Trustee of the occurrence and continuation of any Default or Event of Default promptly after the Company becomes aware of the same.

        Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default thereunder should occur and be continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Subject to such provision for security or indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

Satisfaction and discharge of indenture; defeasance

        The Company may terminate its obligations under the Indenture at any time by delivering all outstanding Notes to the Trustee for cancellation and paying all sums payable by it under the Notes and the Indenture. The Company, at its option, (i) will be discharged from any and all obligations with respect to the Notes (except for certain obligations of the Company to register the transfer or exchange of such Notes, replace stolen, lost or mutilated Notes, maintain paying agencies and hold moneys for payment in trust) ("legal defeasance") or (ii) need not comply with certain of the restrictive covenants under the Indenture ("covenant defeasance"), if the Company:

        (a)   deposits with the Trustee, in trust, U.S. money or U.S. Government Obligations or a combination thereof that, through the payment of interest and premium thereon and principal in respect thereof in accordance with their terms, will be sufficient to pay all the principal of and interest and premium on the Notes on the dates such payments are due or through any date of redemption, if earlier than the dates such payments are due, in any case in accordance with the terms of such Notes, as well as the Trustee's fees and expenses; and

        (b)   complies with certain other conditions under the Indenture, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable U.S. federal income tax law since the Issue Date). Notwithstanding the foregoing, such Opinion of Counsel need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable on the maturity date within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

        The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iii) under "—Events of default" because of the failure of the Company to comply with any defeased covenant (which include each of the covenants described under "—Certain covenants" above, other than the covenant described under "—Certain covenants—Reports and other information"). If the Company exercises its legal defeasance option or its covenant defeasance option, each Guarantor will be released from all of its obligations with respect to its Guarantee.

Modification of the indenture

        From time to time, the Company and the Trustee, together, without the consent of the holders of the Notes, may amend or supplement the Indenture for any of the following purposes:

          (i)  to evidence the succession of another Person to the Company, any Guarantor or any other obligor upon the Notes, and the assumption by any such successor of the covenants of the Company or such Guarantor or obligor under the Indenture and in the Notes and in any Guarantee, in each case in compliance with the provisions of the Indenture;

         (ii)  to add to the covenants of the Company, any Guarantor or any other obligor upon the Notes for the benefit of the holders, or to surrender any right or power conferred in the Indenture upon the Company, any Guarantor or any other obligor upon the Notes, as applicable, in the Indenture, in the Notes or in any Guarantee;

        (iii)  to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision in the Indenture or in any Guarantee, or to change any provision of the Indenture, the Notes or the Guarantees that does not adversely affect the interests of the holders;

        (iv)  to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, as contemplated by the Indenture or otherwise;

         (v)  to add a Guarantor pursuant to the requirements under "—Certain covenants—Guarantees by restricted subsidiaries";

        (vi)  to evidence and provide the acceptance of the appointment of a successor trustee under the Indenture;

       (vii)  to provide for uncertificated Notes in place of or in addition to certificated Notes;

      (viii)  to provide for collateral to secure the Notes;

        (ix)  to conform the text of the Indenture, the Notes or the Guarantees to any provision of this "Description of the notes" to the extent that such provision in this "Description of the notes" was intended to be a recitation of a provision of the Indenture, the Notes or the Guarantees; and

         (x)  to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer Notes.

        Other modifications and amendments of the Indenture may be made with the consent of the holders of a majority in principal amount of the then outstanding Notes, except that, without the consent of each holder of the Notes affected thereby, no amendment may, directly or indirectly:

          (i)  reduce the amount of Notes whose holders must consent to an amendment;

         (ii)  reduce the rate of or change the time for payment of interest, including defaulted interest, on any Notes;

        (iii)  reduce the principal of or change the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

        (iv)  make any Notes payable in money other than that stated in the Notes and the Indenture;

         (v)  make any change in provisions of the Indenture protecting the right of each holder of a Note to receive payment of principal of, premium on and interest on such Note on or after the due date thereof or to bring suit to enforce such payment or permitting holders of a majority in principal amount of the Notes to waive a Default or Event of Default;

        (vi)  after the Company's obligation to purchase the Notes arises under the Indenture, amend, modify or change the obligation of the Company to make or consummate a Change of Control Offer or a Net Proceeds Offer or waive any default in the performance thereof or modify any of the provisions or definitions with respect to any such offers;

       (vii)  make any change in the amendment provisions which require each holder's consent or in the waiver provisions;

      (viii)  modify the Guarantees in any manner not expressly contemplated by the Indenture that is adverse to the holders of the Notes; or

        (ix)  make any change to or modify the ranking of the Notes that would adversely affect the holders, each as determined by the Company, as set forth in an Officers' Certificate on which the Trustee may conclusively rely.

No personal liability of directors, officers, employees and stockholders

        No director, officer, employee, incorporator, stockholder, member, partner, member, manager or trustee of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by its acceptance of an old note waived and released, and by accepting a new note waives and releases, all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Concerning the trustee

        The Bank of New York Mellon Trust Company, N.A. is the Trustee under the Indenture and the Registrar and Paying Agent with regard to the Notes.

        The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

        The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default known to the Trustee shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person's own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing law

        The Indenture is and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Certain definitions

        Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

        "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

        "Acquired Preferred Stock" means the Preferred Stock of any Person at such time as such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries and not issued by such Person in connection with, or in anticipation or contemplation of, such acquisition, merger or consolidation.

        "Additional Notes" means, subject to the Company's compliance with the applicable covenants of the Indenture, 8 3/8% senior notes due 2018 issued from time to time after the Issue Date under the terms of the Indenture.

        "Affiliate" means, as to any Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        "Applicable Premium" means, as determined by the Company, with respect to any Note on any date of redemption, the greater of:

        (1)   1.0% of the principal amount of the Note, and

        (2)   the excess of:

          (a)   the present value at such redemption date of (i) the redemption price of the Note at April 15, 2014 (such redemption price being set forth in the table appearing above under the caption "—Optional redemption"), exclusive of any accrued interest, plus (ii) all required interest payments due on the Note through April 15, 2014 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points; over

          (b)   the principal amount of the Note.

        "Asset Acquisition" means (i) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or shall be consolidated or merged with the Company or any Restricted Subsidiary of the Company or (ii) the acquisition by the Company or any Restricted Subsidiary of the Company of assets of any Person comprising a division or line of business of such Person.

        "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (excluding any sale and leaseback transaction or any pledge of assets or stock by the Company or any of its Restricted Subsidiaries) to any Person other than the Company or a Restricted Subsidiary of the Company of:

          (i)  any Capital Stock of any Restricted Subsidiary of the Company other than Preferred Stock of any Restricted Subsidiary issued in compliance with the covenant described under "—Certain covenants—Limitation on incurrence of additional indebtedness and issuance of capital stock"; or

         (ii)  any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business;

provided, however, that for purposes of the "Limitation on asset sales" covenant, Asset Sales shall not include:

        (a)   a transaction or series of related transactions in which the Company or any of its Restricted Subsidiaries receives aggregate consideration of less than $2,000,000;

        (b)   transactions permitted under the "Limitation on asset swaps" covenant;

        (c)   transactions covered by the "Merger, consolidation and sale of assets" covenant;

        (d)   a Restricted Payment that otherwise qualifies under the "Limitation on restricted payments" covenant and any Permitted Investment;

        (e)   any disposition of cash or Cash Equivalents, inventory, obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Subsidiaries and that is disposed of, in each case, in the ordinary course of business;

        (f)    sales resulting from any casualty or condemnation of property or assets;

        (g)   the sale or discount of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

        (h)   licenses or sublicenses of intellectual property and general intangibles (other than any Station Licenses) and licenses, leases or subleases of other property (other than any Station Licenses), in each case which do not materially interfere with the business of the Company and its Subsidiaries;

        (i)    a transfer of assets or Capital Stock between or among the Company and its Restricted Subsidiaries; or

        (j)    the creation of a Lien not prohibited by the Indenture.

        "Asset Swap" means the execution of a definitive agreement, subject only to FCC approval, if applicable, and other customary closing conditions that the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of Productive Assets between the Company or any of its Restricted Subsidiaries and another Person or group of affiliated Persons; provided that any amendment to or waiver of any closing condition that individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap; it being understood that an Asset Swap may include a cash equalization payment made in connection therewith provided that such cash payment, if received by the Company or its Subsidiaries, shall be deemed to be proceeds received from an Asset Sale and shall be applied in accordance with "—Certain covenants—Limitation on asset sales."

        "Broadcast Station" means all or substantially all the assets used and useful for operating a full service commercial television broadcast station pursuant to a Station License, including, without limitation, the rights to use such Station License.

        "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York, New York.

        "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

        "Capitalized Lease Obligation" means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease to which such Person is a party that is required at the time of determination to be classified and accounted for as a capital lease obligation under GAAP, and for purposes of this definition, the amount of such obligation at any date shall be the capitalized amount of such obligation at such date, determined in accordance with GAAP.

        "Cash Equivalents" means:

          (i)  marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

         (ii)  marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of at least "A" from either S&P or Moody's;

        (iii)  commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 from S&P or at least P-2 from Moody's;

        (iv)  certificates of deposit, time deposits, Eurodollar time deposits or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500,000,000 (or the foreign currency equivalent thereof);

         (v)  repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause (iv) above; and

        (vi)  investments in money market funds that invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

        "Change of Control" means the occurrence of one or more of the following events:

          (i)  any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") (whether or not otherwise in compliance with the provisions of the Indenture), other than to HM Capital Partners LLC or any of its Affiliates, officers or directors (the "Permitted Holders"); or

         (ii)  a majority of the board of directors of the Company or LIN TV Corp. shall consist of Persons who are not Continuing Directors; or

        (iii)  the acquisition by any Person or Group (other than the Permitted Holders or any direct or indirect subsidiary of any Permitted Holder, including, without limitation, a Holding Company) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

        "Commission" means the Securities and Exchange Commission.

        "Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement.

        "Consolidated Cash Flow" means, with respect to any Person, for any period, the sum (without duplication) of:

          (i)  Consolidated Net Income for such period,

         (ii)  to the extent Consolidated Net Income has been reduced thereby, (a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary or nonrecurring gains or losses), (b) Consolidated Interest Expense and (c) Consolidated Non-Cash Charges, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in conformity with GAAP, and

        (iii)  the lesser of (x) dividends or distributions paid in cash to such Person or its Restricted Subsidiary by another Person whose results are reflected as a minority or non-controlled interest in the consolidated financial statements of such first Person and (y) such Person's equity interest in the Consolidated Cash Flow of such other Person (but in no event less than zero), except, that in the case of the Joint Venture, (x) such amount shall not exceed 10% of the Consolidated Cash Flow of the Company for such period and (y) such first Person shall be deemed to have received by dividend its proportionate share of distributable cash retained by the Joint Venture to fund any interest reserve.

        "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of:

          (i)  the interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

          (a)   any amortization of debt discount,

          (b)   the net cost under Interest Rate Swap Agreements (including any amortization of discounts), but only to the extent not already included in interest expense and specifically identifiable in the applicable agreement,

          (c)   the interest portion of any deferred payment obligation,

          (d)   all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financing or similar facilities, and

          (e)   all accrued interest,

         (ii)  the interest component of Capitalized Lease Obligations paid or accrued by such Person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, and

        (iii)  all cash dividends and other distributions paid to any Person other than such Person or any such Restricted Subsidiary on any series of Disqualified Capital Stock of the Company or a Restricted Subsidiary during such period.

        "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or loss) (excluding non-controlling interests) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom, without duplication:

        (a)   gains and losses from Asset Sales (without regard to the $2,000,000 limitation set forth in the definition thereof) or abandonments or reserves relating thereto and the related tax effects,

        (b)   items classified as extraordinary or nonrecurring gains and losses, and the related tax effects according to GAAP,

        (c)   the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by contract, operation of law or otherwise,

        (d)   the cumulative effect of a change in accounting principles, and

        (e)   the net income or loss of any Person, other than a Restricted Subsidiary; and provided further, however, that there shall be added to net income in an amount equal to the consolidated cash flow losses attributable to stations which the Company or any of its Restricted Subsidiaries operates pursuant to local marketing agreements, provided that such addback shall not exceed $3,000,000 in any Four Quarter Period.

        "Consolidated Non-Cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such person and its Restricted Subsidiaries (excluding any such charges constituting an extraordinary or nonrecurring item) reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

        "Continuing Director" means, as of the date of determination, any Person who:

          (i)  was a member of the board of directors of the Company or LIN TV Corp. on the Issue Date,

         (ii)  was nominated for election or elected to the board of directors of the Company or LIN TV Corp., as the case may be, with the affirmative vote of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election, or

        (iii)  is a representative of a Permitted Holder.

        "Credit Facilities" means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities (including, without limitation, the Senior Credit Facility), indentures or commercial paper facilities providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Senior Credit Facility or any other credit or other agreement or indenture).

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

        "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

        "Designated Preferred Stock" means Preferred Stock of the Company or any parent thereof (in each case other than Disqualified Capital Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock pursuant to an Officers' Certificate executed by the principal financial officer of the Company or the applicable parent thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (a)(iii) under "—Certain covenants—Limitation on restricted payments".

        "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, or transfer, lease, conveyance, plan of liquidation or other disposition of all or substantially all of such Person's assets.

        "Disqualified Capital Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control or an Asset Sale), in whole or in part, on or prior to the final maturity date of the Notes; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable or is so redeemable at the sole option of the holder thereof prior to the final maturity date of the Notes shall be deemed Disqualified Capital Stock.

        "Equity Offering" means a private sale or public offering of Qualified Capital Stock of the Company or a Holding Company (to the extent, in the case of a Holding Company, that the net cash proceeds thereof are contributed to the common or non-redeemable preferred equity capital of the Company).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "FCC" means the Federal Communications Commission.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Issue Date.

        "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

        "Guarantor" means, individually and collectively, (i) LIN TV Corp. and (ii) each Subsidiary Guarantor.

        "Immaterial Subsidiary" means, as of any date, any Restricted Subsidiary with total assets, as of the last day of the most recently ended four full fiscal quarter period for which financial statements are available immediately preceding such date, of less than $50,000 and with total revenue of the most recently ended four full fiscal quarters for which financial statements are available immediately preceding such date of less than $50,000.

        "Indebtedness" means with respect to any Person, without duplication, any liability of such Person:

          (i)  for borrowed money,

         (ii)  evidenced by bonds, debentures, notes or other similar instruments,

        (iii)  constituting Capitalized Lease Obligations,

        (iv)  incurred or assumed as the deferred purchase price of property, or pursuant to conditional sale obligations and title retention agreements (but excluding trade accounts payable arising in the ordinary course of business),

         (v)  for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction,

        (vi)  for Indebtedness of others guaranteed by such Person,

       (vii)  for Interest Swap Agreements, Commodity Agreements and Currency Agreements to the extent of the net amount payable by such Person thereunder, and

      (viii)  for Indebtedness of any other Person of the type referred to in clauses (i) through (vii) which is secured by any Lien on any property or asset of such first referred to Person, the amount of such Indebtedness being deemed to be the lesser of the value of such property or asset or the amount of the Indebtedness so secured.

        The amount of Indebtedness of any Person at any date shall be (a) the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability at such date of such Person for any contingent obligations described above, (b) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, (c) if secured by a letter of credit that serves only to secure such Indebtedness, the greater of (x) the principal amount of such Indebtedness and (y) the amount that may be drawn under such letter of credit and (d) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness. The Indebtedness of the Company and the Restricted Subsidiaries shall not include any Indebtedness of Unrestricted Subsidiaries so long as such Indebtedness is non-recourse to the Company and the Restricted Subsidiaries.

        For the avoidance of doubt, amounts that are committed but undrawn under a revolving credit facility shall not be deemed to constitute Indebtedness.

        "Interest Swap Agreements" means any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement.

        "Investment" means any direct or indirect advance, loan or other extension of credit (in each case, including by way of Guarantee or similar arrangement) by a Person in another Person, but excluding (i) any debt or extension of credit represented by a bank deposit other than a time deposit, and (ii) advances to customers in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

        For purposes of the "Limitation on restricted payments" covenant:

        (A)  "Investment" shall include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have an "Investment" (if positive) equal to:

          (1)   the Company's "Investment" in such Unrestricted Subsidiary at the time of such redesignation, less

          (2)   the portion (proportionate to the Company's equity interest in such Unrestricted Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is so redesignated from an Unrestricted Subsidiary to a Restricted Subsidiary; and

        (B)  any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the board of directors of the Company.

        "Issue Date" means April 12, 2010, the date of original issuance of the old notes.

        "Joint Venture" means the television station joint venture formed pursuant to an agreement dated January 15, 1998, as amended, by and between NBC Universal, the Company and certain affiliates of the Company and NBC Universal party thereto, pursuant to which both the Company and NBC Universal agreed to contribute television stations to the Joint Venture in exchange for equity interests therein.

        "Leverage Ratio" means, as to any Person, the ratio of (i) the aggregate outstanding amount of Indebtedness of such Person and its Restricted Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP plus the aggregate liquidation preference of all Disqualified Capital Stock of such Person and of all outstanding Preferred Stock of Restricted Subsidiaries of such Person (other than any such Disqualified Capital Stock or Preferred Stock held by such Person or any of its Restricted Subsidiaries) to (ii) the Consolidated Cash Flow of such Person for the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of determination.

        For purposes of this definition, the aggregate outstanding principal amount of Indebtedness of the Person and its Restricted Subsidiaries for which such calculation is made shall be determined on a pro forma basis as if the Indebtedness giving rise to the need to perform such calculation had been incurred and the proceeds therefrom had been applied, and all other transactions in respect of which such Indebtedness is being incurred has occurred, on the last day of the Four Quarter Period.

        In addition to the foregoing, for purposes of this definition, "Consolidated Cash Flow" shall be calculated on a pro forma basis after giving effect to:

          (i)  the Transaction,

         (ii)  the incurrence of the Indebtedness of such Person and its Restricted Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence (and the application of the proceeds therefrom) or repayment of other Indebtedness, other than the incurrence or repayment of Indebtedness pursuant to working capital facilities, at any time subsequent to the beginning of the Four Quarter Period and on or prior to the date of determination, as if such incurrence (and the application of the proceeds thereof), or the repayment, as the case may be, occurred on the first day of the Four Quarter Period,

        (iii)  any Asset Sales (including those excluded from the definition thereof by clauses (b), (c) or (d) of the definition thereof) or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person that becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring, assuming or otherwise becoming liable for Indebtedness) or Asset Swaps at any time on or subsequent to the first day of the Four Quarter Period and on or prior to the date of determination, as if such Asset Sale, Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness and also including any Consolidated Cash Flow associated with such Asset Acquisition) or Asset Swap occurred on the first day of the Four Quarter Period, and

        (iv)  cost savings resulting from employee termination, facilities consolidations and closings, standardization of employee benefits and compensation practices, consolidation of property, casualty and other insurance coverage and policies, standardization of sales representation commissions and other contract rates, and reductions in taxes other than income taxes (collectively, "Cost Savings Measures"), which Cost Savings Measures are determined in good faith by, and are set forth on an Officers' Certificate to the Trustee signed by, a responsible financial or accounting officer of the Company; provided that such Cost Savings Measures either (x) could then be reflected properly in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the Commission or (y) are, in the judgment of any such officer, reasonably identifiable and factually supportable pro forma changes that have occurred or are reasonably expected to occur within 12 months of the date of the applicable transaction.

        Furthermore, in calculating "Consolidated Interest Expense" for purposes of the calculation of "Consolidated Cash Flow," (a) interest on Indebtedness determined on a fluctuating basis as of the date of determination (including Indebtedness actually incurred on the date of the transaction giving rise to the need to calculate the Leverage Ratio) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness as in effect on the date of determination and (b) notwithstanding (a) above, interest determined on a fluctuating basis, to the extent such interest is covered by Interest Swap Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

        "Lien" means, with respect to any asset, any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

        "Moody's" means Moody's Investors Service, Inc., or any successor to the rating agency business thereof.

        "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds therefrom received by the Company or any of its Subsidiaries (including (i) cash or Cash Equivalents and (ii) payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents) net of:

          (i)  reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions, recording fees, relocation costs, title insurance premiums, appraisers fees and costs reasonably incurred in preparation of any asset or property for sale),

         (ii)  taxes paid or reasonably estimated to be payable (calculated based on the combined state, federal and foreign statutory tax rates applicable to the Company or the Restricted Subsidiary engaged in such Asset Sale),

        (iii)  all distributions and other payments required to be made to any Person owning a beneficial interest in the assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale,

        (iv)  any reserves established in accordance with GAAP for adjustment in respect of the sales price of the asset or assets subject to such Asset Sale or for any liabilities associated with such Asset Sale, and

         (v)  repayment of Indebtedness secured by assets subject to such Asset Sale; provided, however, that if the instrument or agreement governing such Asset Sale requires the transferor to maintain a portion of the purchase price in escrow (whether as a reserve for adjustment of the purchase price or otherwise) or to indemnify the transferee for specified liabilities in a maximum specified amount, the portion of the cash or Cash Equivalents that is actually placed in escrow or segregated and set aside by the transferor for such indemnification obligation shall not be deemed to be Net Cash Proceeds until the escrow terminates or the transferor ceases to segregate and set aside such funds, in whole or in part, and then only to the extent of the proceeds released from escrow to the transferor or that are no longer segregated and set aside by the transferor.

        "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing, or otherwise relating to, any Indebtedness.

        "Officers' Certificate" means a certificate signed by two officers of the Company or a Guarantor, as applicable, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company or such Guarantor, as applicable.

        "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

        "Pari Passu Indebtedness" means Indebtedness of the Company or a Guarantor that ranks equally in right of payment to the Notes or the Guarantees, as the case may be.

        "Permitted Indebtedness" means, without duplication:

          (i)  Indebtedness outstanding on the Issue Date (other than pursuant to clauses (ii) and (iii) of this definition);

         (ii)  Indebtedness of the Company and any of its Restricted Subsidiaries that is a Guarantor outstanding under Credit Facilities (including letter of credit obligations); provided that the aggregate principal amount at any time outstanding does not exceed $100,000,000;

        (iii)  Indebtedness evidenced by or arising under the Notes, the Guarantees and the Indenture, in each case, incurred on the Issue Date;

        (iv)  Interest Swap Agreements, Commodity Agreements and Currency Agreements; provided, however, that such agreements are entered into for bona fide hedging purposes and not for speculative purposes;

         (v)  additional Indebtedness of the Company or any of its Restricted Subsidiaries that is a Guarantor not to exceed $50,000,000 in principal amount outstanding at any time;

        (vi)  Refinancing Indebtedness;

       (vii)  Indebtedness owed by the Company to any Restricted Subsidiary of the Company or by any Restricted Subsidiary of the Company to the Company or any Restricted Subsidiary of the Company; provided, however, that (a) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (b) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company (other than a pledge or transfer to or for the benefit of the lenders under a Credit Facility) shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

      (viii)  guarantees by the Company or Restricted Subsidiaries of any Indebtedness permitted to be incurred pursuant to the Indenture; provided that (x) in the case of a guarantee of any Restricted Subsidiary that is not a Guarantor, such Restricted Subsidiary complies with the covenant described under the caption "—Certain covenants—Guarantees by restricted subsidiaries" and (y) in the event such Indebtedness that is being guaranteed is Subordinated Indebtedness, then the related guarantee shall be subordinated in right of payment to the Notes or the Guarantee to at least the same extent as the Indebtedness being guaranteed, as the case may be;

        (ix)  Indebtedness in respect of performance bonds, bankers' acceptances, standby letters of credit, completion guarantees, and surety, bid, appeal or similar bonds and similar instruments provided by the Company or any of its Restricted Subsidiaries in the ordinary course of their business; provided, however, that such Indebtedness is not in connection with the borrowing of money or obtaining of credit;

         (x)  Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in each case incurred in connection with the disposition of any business assets or Restricted Subsidiaries of the Company (other than guarantees of Indebtedness or other obligations incurred by any Person acquiring all or any portion of such business assets or Restricted Subsidiaries of the Company for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by the Company or any of its Restricted Subsidiaries in connection with such disposition; provided, however, that the principal amount of any Indebtedness incurred pursuant to this clause (x), when taken together with all Indebtedness incurred pursuant to this clause (x) and then outstanding, shall not exceed $50,000,000;

        (xi)  Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property or assets used in a related business or incurred to refinance any such purchase price or cost of construction or improvement, in each case incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement; provided, however, that the principal amount of any Indebtedness incurred pursuant to this clause (xi) shall not exceed $25,000,000 at any time outstanding;

       (xii)  Indebtedness resulting from the endorsement of negotiable instruments in the ordinary course of business or arising from the honoring of a check, draft or similar instruments presented by the Company or a Restricted Subsidiary in the ordinary course of business against insufficient funds; and

      (xiii)  unsecured Indebtedness of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into the Company or a Restricted Subsidiary in accordance with the terms of the Indenture; provided, however, that such Indebtedness is not incurred in contemplation of such acquisition or merger or to provide all or a portion of the funds or credit support required to consummate such acquisition or merger; provided, further, however, that after giving effect to such acquisition and the incurrence of such Indebtedness either:

          (A)  the Company would be permitted to Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the proviso in the first paragraph of the "Limitation on incurrence of additional indebtedness and issuance of capital stock" covenant; or

          (B)  each of the Company's Leverage Ratio and Senior Leverage Ratio would be no greater than such ratios immediately prior to such acquisition.

        "Permitted Investments" means:

          (i)  Investments received by the Company or its Restricted Subsidiaries as consideration for a sale of assets made in compliance with the other terms of the Indenture;

         (ii)  Investments by the Company or any Restricted Subsidiary of the Company in any Restricted Subsidiary of the Company (whether existing on the Issue Date or created thereafter), or any Person if, as a result thereof, (x) such Person becomes a Restricted Subsidiary of the Company or (y) such Person is merged, consolidated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, and Investments in the Company or any Restricted Subsidiary by any Restricted Subsidiary of the Company;

        (iii)  Investments in cash and Cash Equivalents;

        (iv)  Investments in securities of trade creditors, wholesalers or customers received pursuant to any plan of reorganization or similar arrangement;

         (v)  advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business;

        (vi)  Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

       (vii)  loans or advances to employees of the Company or any Restricted Subsidiary thereof for purposes of purchasing the Company's or a Holding Company's Capital Stock and other loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or any Restricted Subsidiary;

      (viii)  Investments in existence on the Issue Date;

        (ix)  Investments in Interest Swap Agreements relating to the businesses and finances of the Company or any of its Restricted Subsidiaries and not for purposes of speculation;

         (x)  Investments in the Notes;

        (xi)  Investments resulting from any acquisition of a Person in accordance with the Indenture that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person; and

       (xii)  additional Investments in an aggregate amount not to exceed $25,000,000 at any time outstanding.

        "Permitted Liens" means:

        (a)   Liens existing on the Issue Date;

        (b)   Liens that secure Obligations under Credit Facilities as permitted by clause (ii) of the definition of "Permitted Indebtedness";

        (c)   Liens that secure Obligations under Interest Swap Agreements; provided, however, that such agreements are entered into for bona fide hedging purposes and not for speculative purposes;

        (d)   any Lien for taxes or assessments or other governmental charges or levies not then due and payable (or which, if due and payable, are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP);

        (e)   judgment Liens not giving rise to an Event of Default being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained, to the extent required by GAAP;

        (f)    any warehousemen's, materialmen's, landlord's or other similar Liens arising by law for sums not then due and payable (or which, if due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP);

        (g)   survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other similar restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not individually or in the aggregate materially adversely affect the value of the Company or materially impair the operation of the business of such Person;

        (h)   pledges or deposits (i) in connection with workers' compensation, unemployment insurance and other types of statutory obligations or the requirements of any official body; (ii) to secure the performance of tenders, bids, surety or performance bonds, leases, purchase, construction, sales or servicing contracts (including utility contracts) and other similar obligations incurred in the normal course of business consistent with industry practice; (iii) to obtain or secure obligations with respect to letters of credit, Guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (i) and (ii) above, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services or imposed by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code in connection with a "plan" (as defined in ERISA); or (iv) arising in connection with any attachment unless such Liens shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry or the expiration of any such stay;

        (i)    Liens on the Capital Stock, property or assets of a Person existing at the time such Person is merged with or into or consolidated with the Company or a Restricted Subsidiary, or becomes a Restricted Subsidiary (and not created or incurred in anticipation of such transaction), provided that such Liens are not extended to the property and assets of the Company and its Restricted Subsidiaries other than the property or assets acquired;

        (j)    Liens securing Indebtedness of a Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary thereof;

        (k)   for the avoidance of doubt, other Liens (not securing Indebtedness) incidental to the conduct of the business of the Company or any of its Restricted Subsidiaries, as the case may be, or the ownership of their assets which do not individually or in the aggregate materially adversely affect the value of the Company or materially impair the operation of the business of the Company or its Restricted Subsidiaries;

        (l)    Liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in clauses (a), (i) and (u) hereof; provided that such Liens do not extend to any other property or assets and the principal amount of the obligations secured by such Liens is not increased;

        (m)  Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods incurred in the ordinary course of business;

        (n)   licenses of intellectual property granted in the ordinary course of business;

        (o)   Liens to secure Indebtedness permitted to be incurred pursuant to clause (xi) of the definition of "Permitted Indebtedness"; provided that such Liens do not extend to or cover any assets other than such assets acquired or constructed after the Issue Date with the proceeds of such Indebtedness;

        (p)   Liens in favor of the Company or any Guarantor;

        (q)   Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligation in respect of banker's acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

        (r)   Liens (i) that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of the Company and/or any of its Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business and (ii) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (x) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, and (y) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

        (s)   leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiaries and do not secure any Indebtedness;

        (t)    Liens granted by LIN Television of Texas, L.P. with respect to its interest in Station Venture Holdings, LLC to General Electric Capital Corporation in connection with the Joint Venture's $815.5 million note payable to General Electric Capital Corporation;

        (u)   Liens securing Indebtedness incurred pursuant to clause (ii) of the proviso in the first paragraph of the "Limitation on incurrence of additional indebtedness and issuance of capital stock" covenant; and

        (v)   Liens not otherwise permitted under the Indenture in an aggregate amount not to exceed $10,000,000.

        "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

        "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

        "Productive Assets" means non-current assets of a kind used or usable by the Company and its Restricted Subsidiaries in the business engaged in by the Company and/or its Restricted Subsidiaries on the Issue Date or businesses reasonably related, ancillary or complementary thereto, and specifically includes assets acquired through Asset Acquisitions (it being understood that "assets" may include Capital Stock of a Person that directly or indirectly owns such Productive Assets).

        "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock, including, for the avoidance of doubt, Qualified Capital Stock that is convertible into or exchangeable for other Qualified Capital Stock.

        "Refinancing Indebtedness" means any renewal, extension, substitution, refunding, replacement or other refinancing by the Company or any Restricted Subsidiary of Indebtedness of the Company or any of its Restricted Subsidiaries incurred in accordance with the "Limitation on incurrence of additional indebtedness and issuance of capital stock" covenant (other than pursuant to clause (ii), (iv), (vii), (viii), (ix), (x) or (xi) of the definition of "Permitted Indebtedness") that does not:

          (i)  result in an increase in the aggregate principal amount of Indebtedness (such principal amount to include, for purposes of this definition, any premiums, penalties or accrued interest paid with the proceeds of the Refinancing Indebtedness) of such Person,

         (ii)  create Indebtedness that is not subordinated to the Notes to at least the same extent as the Indebtedness being refinanced, if such Indebtedness was subordinated to the Notes or

        (iii)  create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being refinanced.

        "Restricted Payment" means:

          (i)  the declaration or payment of any dividend or payment or the making of any other distribution (other than (a) dividends or distributions payable solely in Qualified Capital Stock or in options, rights or warrants to acquire Qualified Capital Stock and (b) dividends, payments or distributions payable to the Company or a Restricted Subsidiary and if such Restricted Subsidiary is not a wholly-owned Subsidiary, to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation) so long as the Company or a Restricted

Subsidiary receives at least its pro rata share of such dividend or distribution) on shares of the Company's Capital Stock,

         (ii)  the purchase, redemption, retirement or other acquisition for value of any Capital Stock of the Company or any direct or indirect parent of the Company (other than any Capital Stock owned by the Company or any Restricted Subsidiary), or any warrants, rights or options to acquire shares of Capital Stock of the Company or any direct or indirect parent of the Company (other than any warrants, rights, or options owned by the Company or any Restricted Subsidiary), other than through the exchange of such Capital Stock or any warrants, rights or options to acquire shares of any class of such Capital Stock for Qualified Capital Stock or warrants, rights or options to acquire Qualified Capital Stock,

        (iii)  any payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Stock of the Company) to prepay, redeem, repurchase, defease (including an in substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Subordinated Indebtedness of the Company or any Guarantor (excluding any Indebtedness owed to the Company or any Restricted Subsidiary); except payments of principal and interest in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, within one year of the due date thereof, or

        (iv)  the making of any Investment (other than a Permitted Investment).

        "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing as of the Issue Date. The board of directors of the Company may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), the Company could have incurred at least $1.00 of additional indebtedness (other than Permitted Indebtedness) pursuant to the proviso in the first paragraph of the "Limitation on incurrence of additional indebtedness and issuance of capital stock" covenant; provided, however, that if the Unrestricted Subsidiary or Person that is to become a Subsidiary has no Indebtedness that would be Acquired Indebtedness in connection with such action, the Company shall only be required to have the ability to incur at least $1.00 of additional indebtedness (other than Permitted Indebtedness) pursuant to clause (i) in the proviso in the first paragraph of the "Limitation on incurrence of additional indebtedness and issuance of capital stock" covenant.

        "S&P" means Standard & Poor's Rating Service, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

        "Secured Indebtedness" means any Indebtedness of the Company or a Restricted Subsidiary secured by a Lien.

        "Senior Credit Facility" means the Senior Credit Facility, under that certain Amended and Restated Credit Agreement dated as of November 4, 2005 and amended and restated as of July 31, 2009 among the Company, JPMorgan Chase Bank N.A., as administrative agent, Deutsche Bank Trust Company Americas, as syndication agent, Goldman Sachs Credit Partners, L.P., Bank of America, N.A. and Wells Fargo Bank, National Association, as documentation agents, and The Bank of Nova Scotia and SunTrust Bank, as co-documentation agents, and the other financial institutions from time to time party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and any security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including by way of adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders (or other institutions).

        "Senior Indebtedness" means, in the case of the Company, any Indebtedness of the Company that ranks equally in right of payment to the Notes, and, in the case of a Guarantor, any Indebtedness of such Guarantor that ranks equally in right of payment to the Guarantee of such Guarantor; provided, however, that Senior Indebtedness shall not include (i) any liability for federal, state, local or other taxes owed or owing by the Company or any Guarantor, or (ii) any accounts payable or other liability to trade creditors arising in the ordinary course of business.

        "Senior Leverage Ratio" means, as to any Person, the ratio of (i) the aggregate outstanding amount of Senior Indebtedness of such Person and its Restricted Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP to (ii) the Consolidated Cash Flow of such Person for the Four Quarter Period ending on or prior to the date of determination. For purposes of this definition, "Senior Indebtedness" and "Consolidated Cash Flow" shall be calculated in a manner consistent with that set forth in the second and third paragraphs of the definition of "Leverage Ratio."

        "Significant Restricted Subsidiary" means, at any date of determination, any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article I, Rule 1-02 of Regulation S-X under the Securities Act, as such rule is in effect on the Issue Date.

        "Station Licenses" means (a) with respect to the Company or any of its Subsidiaries, all authorizations, licenses or permits issued by the FCC and granted or assigned to the Company or any of its Subsidiaries, or under which the Company or any of its Subsidiaries has the right to operate any Broadcast Station, together with any extensions or renewals thereof and (b) with respect to any other Person, all authorizations, licenses or permits issued by the FCC and granted or assigned to such Person, or under which such Person has the right to operate any Broadcast Station, together with any extensions or renewals thereof.

        "Subordinated Indebtedness" means the 2013 Notes and any other Indebtedness of the Company or any Guarantor that specifically provides that such Indebtedness is to be subordinated by its terms in right of payment to the Notes and any Pari Passu Indebtedness or the Guarantees, as the case may be.

        "Subsidiary," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly through one or more intermediaries, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, through one or more intermediaries, owned by such Person. Notwithstanding anything in the Indenture to the contrary, all references to the Company and its consolidated Subsidiaries or to financial information prepared on a consolidated basis in accordance with GAAP shall be deemed to include the Company and its Subsidiaries as to which financial statements are prepared on a combined basis in accordance with GAAP and to financial information prepared on such a combined basis. Notwithstanding anything in the Indenture to the contrary, (i) an Unrestricted Subsidiary shall not be deemed to be a Restricted Subsidiary for purposes of the Indenture and (ii) the Joint Venture shall not be a Subsidiary unless and until it meets the requirements of the first sentence of this definition.

        "Subsidiary Guarantor" means each of the Company's direct and indirect, existing and future, Restricted Subsidiaries, other than (i) a Subsidiary organized under the laws of a jurisdiction other than the United States or any State thereof, provided that all or substantially all of such Subsidiary's assets and principal place of business are located outside the United States and (ii) an Immaterial Subsidiary; provided that, notwithstanding the foregoing, each of the Company's Subsidiaries that guarantee the Credit Facilities shall constitute a Subsidiary Guarantor.

        "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

        "Transaction" means consummation of the offering of the Notes and the use of proceeds thereof (collectively).

        "Treasury Rate" means, as determined by the Company, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 15, 2014; provided, that if the period from the redemption date to April 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "2013 Notes" means the Company's 6 1/2% Senior Subordinated Notes due 2013 and the Company's 6 1/2% Senior Subordinated Notes due 2013—Class B.

        "2013 Notes Indenture" means, collectively, the Indenture dated as of September 25, 2005 and the Indenture dated as of May 12, 2003, each among the Company, the guarantors party thereto and The Bank of New York Mellon, as Trustee, relating to the 2013 Notes.

        "Unrestricted Subsidiary" means a Subsidiary of the Company so designated by a resolution adopted by the board of directors of the Company; provided, however, that:

        (a)   neither the Company nor any of its other Restricted Subsidiaries

          (1)   provides any credit support for any Indebtedness or other Obligations of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or

          (2)   is directly or indirectly liable for any Indebtedness or other Obligations of such Subsidiary,

        (b)   no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation,

        (c)   (1) the Company would be permitted to make an Investment at the time of such designation (assuming the effectiveness of such designation) pursuant to the covenant described under "—Certain covenants—Limitation on restricted payments" in an amount (the "Designation Amount") equal to the greater of (x) the net book value of the Company's interest in such Subsidiary calculated in accordance with GAAP and (y) the fair market value of the Company's interest in such Subsidiary, or

          (2)   the Designation Amount is less than $1,000, and

        (d)   such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary.

        In the event of any such designation, the Company shall be deemed, for all purposes of the Indenture, to have made an Investment equal to the Designation Amount that constitutes a Restricted Payment pursuant to the covenant described under "—Certain covenants—Limitation on restricted payments."

        The board of directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

        (x)   the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on incurrence of additional indebtedness and issuance of disqualified capital stock" covenant and

        (y)   no Default or Event of Default shall have occurred or be continuing. Any designation pursuant to this definition by the board of directors of the Company shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Company's board of directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

        "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

        (a)   the then outstanding aggregate principal amount of such Indebtedness into

        (b)   the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

Description of other indebtedness

Senior secured credit facility

        On July 31, 2009, we amended and restated our senior secured credit facility with a group of banks and JPMorgan Chase Bank, N.A., as administrative agent. Our senior secured credit facility may be used for working capital purposes and provides us with aggregate revolving credit commitments of $76.1 million (after the mandatory reduction triggered by the issuance and sale of the old notes). As of June 30, 2010, we had approximately $11.2 million of term loans outstanding under the facility and $36.1 million of borrowings outstanding under the revolving credit facility.

        We were required under our senior secured credit facility to use net proceeds we received from the offering and sale of the old notes to prepay outstanding terms loans and reduce the aggregate revolving credit commitments under the credit agreement. In addition, we were required to prepay any amounts outstanding in excess of the reduced revolving credit commitments. As described in "Use of proceeds," we used all of the net proceeds of the offering and sale of the old notes to prepay amounts outstanding under our senior secured credit facility, resulting in the prepayment of $45.9 million of term loans and $148.9 million of borrowings under our revolving credit facility.

        Our obligations under our senior secured credit facility are jointly and severally, unconditionally guaranteed by all of our direct and indirect subsidiaries, which also will guarantee the new notes. In addition, we and our subsidiaries have granted to the administrative agent a first-priority security interest in substantially all of our and our subsidiaries respective assets.

        Borrowings under our senior secured credit facility bear interest at rates based on, at our option, either (a) the LIBOR interest rate, or (b) the ABR rate, which is an interest rate that is equal to the greatest of (i) the Prime Rate, (ii) the Federal Funds Effective Rate plus 1/2 of 1 percent, and (iii) the one-month LIBOR rate plus 1%. In addition, the rate we select also bears an applicable margin rate of 3.750% or 2.750% for LIBOR based loans and ABR rate loans, respectively. The unused portion of the revolving credit facility is subject to a commitment fee of 0.50%, depending on our consolidated leverage ratio.

        The following table summarizes certain material terms of our senior secured credit facility (dollar amounts in thousands):

	Revolving Facility	Term Loans
Final maturity date	November 4, 2011	November 4, 2011
Available balance at June 30, 2010	$40,000	—
Average rates as of June 30, 2010:
Interest rate(1)	0.35%	0.54%
Applicable margin(2)	3.75%	3.75%

Total	4.10%	4.29%

(1)
Weighted average rate for loans outstanding as of June 30, 2010.

(2)
The outstanding loans as of June 30, 2010 include LIBOR-based loans, which have an applicable margin of 3.75%.

        Our senior secured credit facility contains covenants that, among other things, restrict our and our subsidiaries' ability to dispose of assets, incur additional indebtedness, incur guarantee obligations, prepay other indebtedness or amend other debt instruments, pay dividends, create liens on assets, enter into sale and leaseback transactions, make investments, loans or advances, make acquisitions, engage in mergers or consolidations, change our business, make capital expenditures, or engage in certain transactions with affiliates and otherwise restrict certain corporate activities. We also must comply with certain financial covenants under the facility. The following table summarizes certain material financial covenants under our senior secured credit facility:

Applicable Ratio
Consolidated Leverage Ratio:
July 1, 2010 through September 30, 2010	7.50x
October 1, 2010 and thereafter	6.00x
Consolidated Interest Coverage Ratio:
July 1, 2010 through September 30, 2010	2.00x
October 1, 2010 and thereafter	2.25x
Consolidated Senior Leverage Ratio:
July 1, 2010 through September 30, 2010	3.00x
October 1, 2010 and thereafter	2.25x

6 1/2% senior subordinated notes

        Our 6 1/2% senior subordinated notes are unsecured and are subordinated in right of payment to all of our senior indebtedness, which will include the notes. The 6 1/2% senior subordinated notes are jointly and severally, unconditionally guaranteed by all of our direct and indirect subsidiaries, which also will guarantee the new notes. The 6 1/2% senior subordinated notes mature on May 15, 2013.

        The indentures governing the 6 1/2% senior subordinated notes contain covenants limiting, among other things, the incurrence of additional indebtedness and issuance of capital stock; layering of indebtedness; the payment of dividends on, and redemption of, our capital stock; liens; mergers, consolidations and sales of all or substantially all of our assets; asset sales; asset swaps; dividend and other payment restrictions affecting restricted subsidiaries; and transactions with affiliates. The indentures also have change of control provisions which may require us to purchase all or a portion of the 6 1/2% senior subordinated notes at a price equal to 101% of the principal amount of the notes, together with accrued and unpaid interest.

        On December 9, 2008, we commenced a plan under Rule 10b5-1 of the Exchange Act to purchase a portion of our 6 1/2% senior subordinated notes at market prices using available balances under our revolving credit facility and available cash balances. In the aggregate, through the February 24, 2009 expiration of the plan, we purchased $147.8 million in notional amount of 6 1/2% senior subordinated notes, and as of June 30, 2010, $275.9 million and $137.1 million in aggregate principal amount of our 6 1/2% senior subordinated notes due 2018 and 6 1/2% senior subordinated notes due 2018—Class B, respectively, remained outstanding.

RMM indebtedness

        On October 2, 2009, we acquired RMM, an online advertising and media services company based in Austin, Texas. In connection with this acquisition, (i) we issued the LIN-RMM Note, which is a $2.2 million unsecured promissory note, to McCombs Family Partners, Ltd. and (ii) a subsidiary of LIN Television assumed the RMM Note, which evidence $1.7 million of RMM's then-existing secured indebtedness to McCombs Family Partners, Ltd., and the RMM Bank Note, a $1.1 million unsecured promissory note to a financial institution. The following table summarizes the material terms of the indebtedness incurred or assumed by us and the subsidiary that acquired RMM.

	LIN-RMM Note	RMM Note	RMM Bank Note
Final maturity date	January 1, 2011	January 1, 2012	January 1, 2011
Effective annual interest rate	9.7%	4.0%	9.9%
Payment frequency	Due at maturity	Monthly	Quarterly

 Book-entry settlement and clearance

The global notes

        The new notes will be issued in the form of one or more registered notes in global form, without interest coupons (the "global notes"). Upon issuance, each of the global notes will be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

        Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

  •
  upon deposit of each global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the initial purchasers; and

  •
  ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

        Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below.

Exchanges among the global notes

        Beneficial interests in one global note may generally be exchanged for interests in another global note. Depending on the global note to which the transfer is being made, the Trustee may require the seller to provide certain written certifications in the form provided in the indenture. A beneficial interest in a global note that is transferred to a person who takes delivery through another global note will, upon transfer, become subject to any transfer restrictions and other procedures applicable to beneficial interests in the other global note.

Book-entry procedures for the global notes

        All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. We are not responsible for those operations or procedures.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the initial purchasers, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies;

these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

        So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

  •
  will not be entitled to have notes represented by the global note registered in their names;

  •
  will not receive or be entitled to receive certificated notes; and

  •
  will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the indenture.

        As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

        Payments of principal, premium (if any) and interest with respect to the new notes represented by a global note will be made by the Trustee to DTC's nominee as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

        Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

        Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

        DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated notes

        Notes in certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related new notes only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

  •
  DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

  •
  we, at our option, notify the Trustee that we elect to cause the issuance of certificated notes; or

  •
  certain other events provided in the indenture should occur.

Certain U.S. federal income tax considerations

        TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT: (I) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY HOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"); (II) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (III) HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

        The following discussion addresses certain U.S. federal income tax consequences of the exchange of old notes for new notes pursuant to the exchange offer. This discussion is based upon the provisions of the Code, existing and proposed Treasury Regulations thereunder, judicial authority and administrative interpretations, as of the date hereof, all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. There can be no assurance that the Internal Revenue Service (the "IRS") will take a similar view of such consequences, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of the exchange of old notes for new notes pursuant to the exchange offer. This discussion is limited to initial beneficial owners who purchased old notes for cash at their issue price (the first price at which a substantial amount of the old notes is sold for money to investors, not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the old notes as capital assets (generally property held for investment).

        In this discussion, we do not purport to address all tax considerations that may be important to a particular holder in light of the holder's circumstances, or to certain categories of holders that may be subject to special rules, such as:

  •
  dealers in securities or currencies;

  •
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  banks, insurance companies, or other financial institutions;

  •
  U.S. expatriates;

  •
  tax-exempt organizations;

  •
  regulated investment companies;

  •
  holders subject to the alternative minimum tax;

  •
  persons holding notes as part of a straddle transaction, hedging transaction, conversion transaction or other risk reduction transaction; or

  •
  U.S. holders (as defined below) whose functional currency is not the U.S. dollar.

        In addition, except as otherwise indicated, the discussion does not consider the effect of any applicable foreign, state, local or other tax laws or U.S. federal estate or gift tax considerations.

        If an entity treated as a partnership for U.S. federal income tax purposes is a beneficial owner of the old notes, the treatment of the partners in the partnership will generally depend upon the status of the partners and upon the activities of the partnership. Partners in partnerships acquiring the notes should consult their tax advisors.

        PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSEQUENCES DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS, AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER FEDERAL TAX LAWS, OR SUBSEQUENT REVISIONS THEREOF.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of the notes that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes.

Exchange of an old note for a new note pursuant to the exchange offer

        The exchange by any holder of an old note for a new note should not constitute a taxable exchange for U.S. federal income tax purposes. Consequently, a U.S. holder exchanging its old notes for new notes pursuant to the exchange offer will not recognize taxable gain or loss as a result of the exchange. In addition, an exchanging U.S. holder will have a holding period in the new notes that includes the holding period of the old notes exchanged therefor, and such holder's adjusted tax basis in the new notes received will be the same as the adjusted tax basis of the old notes exchanged therefor immediately before such exchange.

 Plan of distribution

        Each broker-dealer that receives new notes for its own account in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those new notes. A broker-dealer may use this prospectus, as amended or supplemented from time to time, in connection with resales of new notes received in exchange for old notes where the broker-dealer acquired old notes as a result of market-making activities or other trading activities. We have agreed that, unless we have filed a shelf registration statement covering the new notes that is then effective, for a period of 90 days after the expiration date, we will make available this prospectus, as amended or supplemented, to any broker-dealer for use in connection with those resales. In addition, until                , 2010, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of new notes by broker-dealers. Broker-dealers may sell new notes received by them for their own account pursuant to the exchange offer from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to those prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any new notes.

        Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act. A profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers. We will also indemnify the holders of the old notes, including any broker-dealers, against specified liabilities, including liabilities under the Securities Act.

Legal matters

        Covington & Burling LLP, Washington, D.C., will pass upon the validity of the new notes and the guarantees for LIN Television and the guarantors.

Experts

        The financial statements and management's assessments of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting of LIN TV Corp. and LIN Television Corporation) of LIN TV Corp. and LIN Television Corporation incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the reports which include an explanatory paragraph relating to the exclusion of Red McCombs Media, LP, which was acquired by the Company on October 2, 2009, from internal control over financial reporting, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The financial statements of Station Venture Holdings, LLC as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

 Exchange agent

        We have appointed The Bank of New York Mellon Trust Company, N.A. as exchange agent in connection with the exchange offer. Holders should direct questions, requests for assistance and for additional copies of this prospectus, the letter of transmittal or notices of guaranteed delivery to the exchange agent addressed as follows:

By Registered or Certified Mail, Overnight Courier or
Hand Delivery:
The Bank of New York Mellon Trust Company, N.A.
c/o The Bank of New York Mellon
Corporate Trust Operations—Reorganization Unit
101 Barclay Street, Floor 7E
New York, NY 10286

By Facsimile:
(212) 298-1915
Attn: Corporate Trust Operations—Reorganization Unit

Confirm by telephone:
(212) 815-5788

Where to find additional information

        We file annual, quarterly, and current reports, proxy statements, and other documents with the SEC under the Exchange Act. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including our filings, which we file electronically with the SEC. The public can obtain any documents that we file with the SEC at http://www.sec.gov.

        We also make available free-of-charge through our Internet web site (at http://www.linmedia.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC.

$200,000,000
LIN Television Corporation
8 3/8% Senior Notes due 2018

PROSPECTUS

        If you are a broker-dealer that receives new notes for your own account as a result of market-making or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act. You may use this prospectus, as we may amend or supplement it in the future, for your resales of new notes. We will make this prospectus available to any broker-dealer for use in connection with any such resale for a period of 90 days after the date of expiration of this exchange offer, unless we have filed a shelf registration statement covering the new notes that is then effective. In addition, until                        , 2010 all dealers effecting transactions in the new notes may be required to deliver a prospectus.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.    Indemnification of Directors and Officers

        Exculpation.    Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its securityholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

        Each of LIN Television Corporation ("LIN Television") and LIN TV Corp. ("LIN TV") has included such provisions in its respective Certificate of Incorporation, as amended to date.

        Indemnification.    Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is a party, or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

        The By-laws, as amended to date, of LIN Television and the Certificate of Incorporation of LIN TV, as amended to date, provide for indemnification of its respective officers and directors to the full extent permitted by applicable law.

        Insurance.    LIN TV has in effect, and intends to maintain, insurance to cover any person who is or was one of its directors, officers, employees or agents, or a director, officer, employee or agent of a subsidiary of LIN TV or is or was serving at the request of LIN TV or its subsidiaries as a director, officer, employee or agent of another entity against any liability asserted against him or her in that capacity, or arising out of his or her status as such.

Item 21.    Exhibits and Financial Statement Schedules

(a)
Exhibits

        Below are the exhibits which are included, either by being filed herewith or by incorporation by reference, in this registration statement.

Exhibit Number	Description of Exhibit
4.1	Indenture, dated as of May 12, 2003, among LIN Television Corporation, the guarantors named therein and the Bank of New York, as Trustee, relating to the 6 1/2% Senior Subordinated Notes (filed as Exhibit 4.1 to our Current Report on Form 8-K, filed on May 14, 2003 (File Nos. 001-31311 and 000-25206) and incorporated by reference herein).

Exhibit Number		Description of Exhibit
4.2		Indenture, dated as of September 29, 2005, among LIN Television Corporation, the guarantors listed therein and The Bank of New York Trust Company, N.A., as Trustee, relating to the 6 1/2% Senior Subordinated Notes due 2013—Class B of LIN Television Corporation (filed as Exhibit 4.1 to our Current Report on Form 8-K, filed on October 5, 2005 (File Nos. 001-31311 and 000- 25206) and incorporated by reference herein).

4.3		Supplemental Indenture, dated as of March 10, 2005, among WAPA America, Inc., WWHO Broadcasting, LLC, LIN Television Corporation and The Bank of New York, as Trustee, for the 6 1/2% Senior Subordinated Notes due 2013 (filed as Exhibit 4.6 to our Quarterly Report on Form 10-Q, filed on November 9, 2005 (File Nos. 001-31311 and 000-25206) and incorporated by reference herein).

4.4		Supplemental Indenture, dated as of March 16, 2006, among LIN of Alabama, LLC, LIN of Colorado, LLC, LIN of New Mexico, LLC, LIN of Wisconsin, LLC, and S&E Network, Inc., LIN Television Corporation and The Bank of New York, as Trustee for the 6 1/2% Senior Subordinated Notes due 2013 (filed as Exhibit 4.8 to our Form 10-K, filed on March 16, 2006 (File No. 001-31311 and 000-25206) and incorporated by reference herein).

4.5		Indenture, dated as of April 12, 2010, among LIN Television Corporation, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, for the 8 3/8% Senior Notes due 2018 (filed as Exhibit 4.1 to our Form 8-K, filed on April 15, 2010 (File No. 001-31311 and 000-25206) and incorporated by reference herein).

5.1	*	Opinion of Covington & Burling LLP.

12.1	**	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	**	Consent of PricewaterhouseCoopers LLP re: LIN Television Corporation.

23.2	**	Consent of PricewaterhouseCoopers LLP re: LIN TV Corp.

23.3	**	Consent of KPMG LLP.

23.4	*	Consent of Covington & Burling LLP (included in Exhibit 5.1 hereto).

24.1	**	Powers of Attorney for each Registrant (included in pages II-6 to II-15 hereto).

25.1	**	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Trustee, on Form T-1, relating to the 8 3/8% Senior Notes due 2018.

99.1	**	Form of Letter of Transmittal.

99.2	**	Form of Notice of Guaranteed Delivery.

99.3	**	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees.

99.4	**	Form of Letter to Clients.

99.5	**	Form of Tax Guidelines.

*
To be filed by amendment.

**
Filed herewith.

(b)
Financial Statement Schedules

        Schedules not listed above have been omitted because they are not applicable or because the required information is contained in the financial statements or notes thereto.

Item 22.    Undertakings

        (a)   Each of the undersigned Registrants hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned Registrants undertakes that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about each undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

    (iv)
    Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

        (b)   Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Each of the undersigned Registrants hereby undertakes:

          (1)   That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the undersigned undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2)   That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (e)   Each of the undersigned Registrants hereby undertakes:

          (1)   To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (2)   To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, each of the undersigned Registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, State of Rhode Island, on August 6, 2010.

LIN TELEVISION CORPORATION
KXAN, INC.
KXTX HOLDINGS, INC.
LIN TELEVISION OF TEXAS, INC.
NORTH TEXAS BROADCASTING CORPORATION
PRIMELAND, INC.
TVL BROADCASTING, INC.
WOOD TELEVISION, INC.
WTNH BROADCASTING, INC.
By:	/s/ VINCENT L. SADUSKY
	Name:	Vincent L. Sadusky
	Title:	President, Chief Executive Officer and Director

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of each of the Registrants listed above, hereby severally constitute and appoint Vincent L. Sadusky, Richard J. Schmaeling, Nicholas N. Mohamed and Denise M. Parent and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us, and in our names in the capacities indicated below, the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable each of said Registrants to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons on behalf of each of the Registrants listed above in the capacities and on the dates indicated.

Signature	Title	Date

/s/ VINCENT L. SADUSKY Vincent L. Sadusky	President, Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2010
/s/ RICHARD J. SCHMAELING Richard J. Schmaeling	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)	August 6, 2010
/s/ NICHOLAS N. MOHAMED Nicholas N. Mohamed	Vice President, Controller (Principal Accounting Officer)	August 6, 2010
/s/ DENISE M. PARENT Denise M. Parent	Director	August 6, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, State of Rhode Island, on August 6, 2010.

LIN TV CORP.
By:	/s/ VINCENT L. SADUSKY
	Name:	Vincent L. Sadusky
	Title:	President, Chief Executive Officer and Director

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of LIN TV Corp., hereby severally constitute and appoint Vincent L. Sadusky, Richard J. Schmaeling, Nicholas N. Mohamed and Denise M. Parent and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us, and in our names in the capacities indicated below, the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable LIN TV Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons on behalf of LIN TV Corp. in the capacities and on the dates indicated.

Signature	Title	Date

/s/ VINCENT L. SADUSKY Vincent L. Sadusky	President, Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2010
/s/ RICHARD J. SCHMAELING Richard J. Schmaeling	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	August 6, 2010
/s/ NICHOLAS N. MOHAMED Nicholas N. Mohamed	Vice President, Controller (Principal Accounting Officer)	August 6, 2010
/s/ WILLIAM S. BANOWSKY, JR. William S. Banowsky, Jr.	Director	August 6, 2010
/s/ ROYAL W. CARSON, III Royal W. Carson, III	Director	August 6, 2010
/s/ DR. WILLIAM H. CUNNINGHAM Dr. William H. Cunningham	Director	August 6, 2010
/s/ DOUGLAS W. MCCORMICK Douglas W. McCormick	Chairman of the Board	August 6, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, each of the undersigned Registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, State of Rhode Island, on August 6, 2010.

LIN OF ALABAMA, LLC LIN OF COLORADO, LLC LIN OF NEW MEXICO, LLC LIN OF WISCONSIN, LLC WAVY BROADCASTING, LLC WIVB BROADCASTING, LLC WOOD LICENSE CO., LLC WWHO BROADCASTING, LLC WWLP BROADCASTING, LLC
By:	LIN Television Corporation, its Managing Member
By:	/s/ RICHARD J. SCHMAELING
	Name:	Richard J. Schmaeling
	Title:	Senior Vice President, Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of each of the Registrants listed above, do hereby severally constitute and appoint Vincent L. Sadusky, Richard J. Schmaeling, Nicholas N. Mohamed and Denise M. Parent and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us, and in our names in the capacities indicated below, the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable LIN Television Corporation, as managing member of the Registrants listed above, to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons on behalf of the Registrants listed above in the capacities and on the dates indicated.

Signature	Title	Date

/s/ VINCENT L. SADUSKY Vincent L. Sadusky	President, Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2010
/s/ RICHARD J. SCHMAELING Richard J. Schmaeling	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)	August 6, 2010
/s/ NICHOLAS N. MOHAMED Nicholas N. Mohamed	Vice President, Controller (Principal Accounting Officer)	August 6, 2010
/s/ DENISE M. PARENT Denise M. Parent	Director	August 6, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, State of Rhode Island and Providence Plantations, on August 6, 2010.

LIN TELEVISION OF TEXAS, L.P.
By:	LIN Television of Texas, Inc., its General Partner
By:	/s/ RICHARD J. SCHMAELING
	Name:	Richard J. Schmaeling
	Title:	Senior Vice President, Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of LIN Television of Texas, Inc., hereby severally constitute and appoint Vincent L. Sadusky, Richard J. Schmaeling, Nicholas N. Mohamed and Denise M. Parent and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us, and in our names in the capacities indicated below, the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable LIN Television of Texas, Inc., as general partner of the Registrant listed above, to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ VINCENT L. SADUSKY Vincent L. Sadusky	President, Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2010
/s/ RICHARD J. SCHMAELING Richard J. Schmaeling	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	August 6, 2010
/s/ NICHOLAS N. MOHAMED Nicholas N. Mohamed	Vice President, Controller (Principal Accounting Officer)	August 6, 2010
/s/ DENISE M. PARENT Denise M. Parent	Director	August 6, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, each of the undersigned Registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, State of Rhode Island, on August 6, 2010.

TVL BROADCASTING OF RHODE ISLAND, LLC
WDTN BROADCASTING, LLC
WUPW BROADCASTING, LLC
By:	TVL Broadcasting, Inc., its Managing Member
By:	/s/ RICHARD J. SCHMAELING
	Name:	Richard J. Schmaeling
	Title:	Senior Vice President, Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of TVL Broadcasting, Inc., hereby severally constitute and appoint Vincent L. Sadusky, Richard J. Schmaeling, Nicholas N. Mohamed and Denise M. Parent and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable TVL Broadcasting, Inc., as managing member to the Registrants listed above, to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ VINCENT L. SADUSKY Vincent L. Sadusky	President, Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2010
/s/ RICHARD J. SCHMAELING Richard J. Schmaeling	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	August 6, 2010
/s/ NICHOLAS N. MOHAMED Nicholas N. Mohamed	Vice President, Controller (Principal Accounting Officer)	August 6, 2010
/s/ DENISE M. PARENT Denise M. Parent	Director	August 6, 2010

EXHIBIT INDEX

        Below are the exhibits which are included, either by being filed herewith or by incorporation by reference, in this registration statement.

Exhibit Number		Description of Exhibit
4.1		Indenture, dated as of May 12, 2003, among LIN Television Corporation, the guarantors named therein and the Bank of New York, as Trustee, relating to the 6 1/2% Senior Subordinated Notes (filed as Exhibit 4.1 to our Current Report on Form 8-K, filed on May 14, 2003 (File Nos. 001-31311 and 000-25206) and incorporated by reference herein).
4.2
Indenture, dated as of September 29, 2005, among LIN Television Corporation, the guarantors listed therein and The Bank of New York Trust Company, N.A., as Trustee, relating to the 6 1/2% Senior Subordinated Notes due 2013—Class B of LIN Television Corporation (filed as Exhibit 4.1 to our Current Report on Form 8-K, filed on October 5, 2005 (File Nos. 001-31311 and 000-25206) and incorporated by reference herein).
4.3
Supplemental Indenture, dated as of March 10, 2005, among WAPA America, Inc., WWHO Broadcasting, LLC, LIN Television Corporation and The Bank of New York, as Trustee, for the 6 1/2% Senior Subordinated Notes due 2013 (filed as Exhibit 4.6 to our Quarterly Report on Form 10-Q, filed on November 9, 2005 (File Nos. 001-31311 and 000-25206) and incorporated by reference herein).
4.4
Supplemental Indenture, dated as of March 16, 2006, among LIN of Alabama, LLC, LIN of Colorado, LLC, LIN of New Mexico, LLC, LIN of Wisconsin, LLC, and S&E Network, Inc., LIN Television Corporation and The Bank of New York, as Trustee for the 6 1/2% Senior Subordinated Notes due 2013 (filed as Exhibit 4.8 to our Form 10-K, filed on March 16, 2006 (File No. 001-31311 and 000-25206) and incorporated by reference herein).
4.5
Indenture, dated as of April 12, 2010, among LIN Television Corporation, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, for the 8 3/8% Senior Notes due 2018 (filed as Exhibit 4.1 to our Form 8-K, filed on April 15, 2010 (File No. 001-31311 and 000-25206) and incorporated by reference herein).
5.1	*	Opinion of Covington & Burling LLP.
12.1	**	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
23.1	**	Consent of PricewaterhouseCoopers LLP re: LIN Television Corporation.
23.2	**	Consent of PricewaterhouseCoopers LLP re: LIN TV Corp.
23.3	**	Consent of KPMG LLP.
23.4	*	Consent of Covington & Burling LLP (included in Exhibit 5.1 hereto).
24.1	**	Powers of Attorney for each Registrant (included in pages II-6 to II-15 hereto).
25.1	**
Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Trustee, on Form T-1, relating to the 8 3/8% Senior Notes due 2018.
99.1	**	Form of Letter of Transmittal.
99.2	**	Form of Notice of Guaranteed Delivery.
99.3	**	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees.

Exhibit Number		Description of Exhibit
99.4	**	Form of Letter to Clients.
99.5	**	Form of Tax Guidelines.

*
To be filed by amendment.

**
Filed herewith.